Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

HAVANA ROASTERS COFFEE COMPANIES, INC.

(Exact name of issuer as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

3445 Hollywood Blvd, Suite 415

Hollywood, FL 33021

(786) 510-8899

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Gabriel Martinez

Chief Executive Officer

3445 Hollywood Blvd, Suite 415

Hollywood, FL 33021

(Name, address, including zip code, and telephone number,

including area code, of agent for services

5810	20-8926549
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

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PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED APRIL 1, 2026

HAVANA ROASTERS COFFEE COMPANIES, INC.

MAXIMUM NUMBER OF SHARES OFFERED : 11,500,000

MAXIMUM NUMBER OF SHARES OFFERED BY THE COMPANY: (8,000,000)

NUMBER OF SHARES OFFERED BY THE SELLING SHAREHOLDERS: (3,500,000)

MAXIMUM SUBSCRIPTION PROCEEDS TO THE COMPANY: $12,000,000

This is a public offering (the “Offering”) of securities of Havana Roasters Coffee Companies, Inc., a Wyoming corporation (the “Company”). The Company are offering a maximum of Eight Million (8,500,000) shares (the “Shares” or “the Company Offered Shares”) of our common stock, par value $0.001 (the “Common Stock”) at an offering price of One Dollar Fifty Cents ($1.50) per share (the “Offering Price”) pursuant to Tier 1 of Regulation A.  The maximum subscription proceeds to the Company from the Offering is Twelve Million Dollars ($12,000,000).

Furthermore, Three Millin Five Hundred Thousand (3,500,000) shares of our issued common stock (the “Selling Shareholder Offered Shares”) held by twenty-five persons (the “Selling Shareholders”) are also part of the Offering set forth herein as Selling Shareholder Offered Shares. The Company will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares by the Selling Shareholders made pursuant to this Offering.

Havana Roasters Coffee Companies, Inc. (“THRC”, “us,” “we,” the “Company”) is inspired by the lost art of the Cuban Roasting Masters “tostadores” of the 1950s, who carried over traditional techniques brought from French colonialists to the island in the 1890s.  Havana Roasters Coffee delivers the traditional flavors of 1950s Cuba.  Our mission is to bring a unique Cuban-style coffee experience to the world, elevating our coffee to a global brand synonymous with the rich, bold traditions of Cuban culture.  At THRC, we believe tradition still matters when it is honored, refined, and brought forward with purpose.  This belief forms our vision to become the leading provider of traditional Cuban-style gourmet coffee, through innovating products across the (i) Wholesale and (ii) Retail Consumer Packaged Goods, (iii) Hospitality, and (iv) Ready-to-Drink Beverage markets. Our mission is to make high-quality, authentic Cuban-style coffee products accessible at stable and reasonable prices.  To fulfill this mission, our business plan is to deliver high-quality coffee experiences while creating a scalable infrastructure from bean to cup to serve retail, hospitality, and direct-to-consumer markets.

We are conducting this Offering on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this Offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all 8,000,000,000 Company Offered Shares offered hereby, (b) September 30, 2026, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”) even before all the Company Offered Shares have not been sold. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

We will pay all of the expenses of this offering (other than discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering, if any). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholders”).

The Offering price and our valuation were determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $1.50 per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPNK exchange and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price)

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Shares(1)	Proceeds to the Company(2)
Common Stock Offered by the Company	$1.50	8,000,000	$11,955,500
Common Stock Offered by Selling Shareholders	$1.50	3,500,000	$0

(1)The Shares will be offered through registered broker-dealers as intermediaries to which we will pay commissions, nor will we pay finders for shares from this Offering. If a broker dealer does introduce parties they will be compensated under such Broker Dealer agreement as necessary.

(2)Accounts for the payment of offering expenses, estimated at $44,500.00. See “Plan of Distribution” for further detail.

There is no escrow established for the proceeds from sales of the Company Offered Shares in this offering. (See “Risk Factors - Risks Related to a Purchase of Offered Shares,” “Plan of Distribution” and “Selling Shareholders”).

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY

THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A/A.

The date of this Offering Circular is April 1, 2026

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents at its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $44,500.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular other than Dalmore Securities. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Havana Roasters Coffee Companies,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Havana Roasters Coffee Companies, Inc. Our Stock is currently listed as “THRC” under the OTCID Markets.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

•Our ability to effectively operate our business segments;

•Our ability to manage our research, development, expansion, growth and operating expenses;

•Our ability to evaluate and measure our business, prospects and performance metrics;

•Our ability to respond and adapt to changes in technology and customer behavior; and

•Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Havana Roasters Coffee Companies, Inc., a Wyoming corporation.

Company Overview

Havana Roasters Coffee Companies, Inc. (“THRC” or the “Company”) is a publicly traded, vertically integrated specialty coffee company built around the authentic heritage of Cuban-style gourmet coffee focused on the production, branding, and distribution of premium Cuban-style coffee products. THRC operates a diversified, multi-channel distribution platform that includes (i) wholesale distribution to retailers, (ii) direct-to-consumer e-commerce, and (iii) hospitality through brick-and-mortar retail café locations.

Founded by Gabriel Martinez - a veteran food industry entrepreneur and culinary expert whose work has been featured on the Food Network’s The Great Food Truck Race - the Company is headquartered in Miami, Florida, with active operations expanding to Los Angeles.

To fulfill our mission, the new West Coast Packing Plant (WCPP) is management’s strategic initiative designed to expand capacity, improve distribution efficiency, and strengthen brand presence on the U.S. West Coast, positioning the Company for sustained revenue growth and long-term market leadership.  Our WCPP forms the nucleus for our four operating sectors by serving as a roasting and packaging hub for all our distribution channels producing K-Cups, Nespresso®-compatible capsules, bagged beans, and bulk supply for hospitality and our (soon to be launched) ready-to-drink products. It is a cornerstone of the Company’s growth strategy to outpace the competition – and with better taste.

The Company files regular reports on otcmarkets.com under the “Alternative Reporting Standard,” and is listed on the Over-The-Counter Bulletin Board (“OTCPNK”) under the symbol “THRC,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Havana Roasters Coffee Companies, Inc.

Offering Terms

Issuer:	Havana Roasters Coffee Companies, Inc.

Shares Offered by Company:

A maximum of Eight Million (8,000,000) shares of our Common Stock (the “Company Offered Shares”), at an offering price of One Dollar ($1.50) per share for the Company to raise a maximum of $12,000,000 through the Offering

Number of shares of Common Stock Outstanding before the Offering:	53,598,301 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	61,598,301 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	One Dollar Fifty Cents ($1.50).

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets (OTCID) exchange under the symbol “THRC”

There can be no assurance that the Company Common Stock sold in this Offering will continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

Selling Shareholder Offering:

Three Million Five Hundred (3,500,000) already issued shares of our Common Stock (the “Selling Shareholder Offered Shares”) from conversion of promissory notes that turned by 25 Selling Shareholders (see Plan of Distribution – Selling Shareholders Section)

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:

If we sell all of the Company Offered Shares being offered, our net proceeds (after our estimated Offering expenses) will be $12,000,000. We will use these net proceeds for the operation of our business segments, working capital, strategic acquisitions for our business segments, and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

Corporate Information:	3445 Hollywood Blvd, Suite 415 Hollywood, FL 33021 HavanaRoasters.com (786) 510-8899

THE OFFERING:

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “Havana Roasters Coffee Companies,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to Havana Roasters Coffee Companies, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean Havana Roasters Coffee Companies, Inc., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31.

OUR BUSINESS

Business Overview

Havana Roasters Coffee Companies, Inc., a Wyoming corporation (“THRC” or the “Company”), is a publicly traded, vertically integrated specialty coffee company built around the authentic heritage of Cuban-style gourmet coffee focused on the production, branding, and distribution of premium Cuban-style coffee products.  THRC operates a diversified, multi-channel distribution platform that includes (i) wholesale distribution to retailers, (ii) direct-to-consumer e-commerce, and (iii) hospitality through brick-and-mortar retail café locations.

Our mission is to make high-quality, authentic Cuban-Style coffee products accessible nationwide at stable and reasonable prices while supporting retailers, consumers, and future franchisees with strong brand awareness, marketing, and operational infrastructure.

Corporate History and Information

The Company was originally incorporated in the State of Indiana on April 26, 2007, under the name New Found Shrimp, Inc. On June 26, 2012, the Company changed its domicile to the State of Florida. On April 23, 2014, the Company changed its name to Innovate Building Systems, Inc. in connection with entering into a securities purchase agreement to acquire 100% of a subsidiary of the same name. The acquisition was subsequently cancelled prior to completion.

On September 30, 2014, the Company changed its name to Xterra Building Systems, Inc., and its trading ticker symbol was changed to XTRR. On July 10, 2015, the Company acquired 100% of the outstanding capital stock of North American Frac Sand, Inc., and subsequently changed its corporate name to North American Frac Sand, Inc., and its trading ticker symbol to NAFS on August 14, 2015.

On September 24, 2021, the Company changed its state of domicile to Wyoming. On March 17, 2023, the Company entered into a stock purchase agreement to acquire 100% of HRC Holdings Corp., at which time the controlling interest in the Company was transferred to Gabriel Martinez.

Gabriel Martinez is a Cuban American food industry entrepreneur and culinary expert. His entrepreneurial journey gained national recognition through Cafe Con Leche Catering, the first Cuban food truck in Los Angeles, featured on Food Network’s acclaimed reality series The Great Food Truck Race. This exposure cemented his reputation as a culinary innovator and business leader, while providing the strategic platform for expansion. The success of the food truck concept led to a brick-and-mortar café in Miami, laying the operational groundwork that inspired the launch of Havana Roasters Coffee in 2016.

The Company is headquartered in Miami, Florida, with active operations expanding to Los Angeles.

Brand Description & Purpose

Coffee is more than a beverage. It is ritual, culture, comfort, conversation, energy, memory, and identity. Yet in today’s crowded marketplace, where coffee is often treated as a commodity or branding exercise, something essential has been lost – tradition.

Havana Roasters Coffee believes tradition still matters when it is honored, refined, and elevated with purpose. We believe flavor should tell a story-one that inspires connection, heritage, and authenticity. We believe coffee can be simultaneously premium, culturally rich, and globally scalable.

For generations, Cuba was home to one of the world’s most respected coffee traditions. In the golden era of 1940s - 1950s Havana, master “tostadores” perfected small-batch roasting methods that created a bold, sweet, rich, and unforgettable coffee experience. This craft represented more than technique-it represented identity, culture, and community.

Over time, that authentic roasting tradition faded from the global stage. No major coffee company has captured and elevated the original Cuban coffee heritage into the modern premium market.

The Havana Roasters Coffee goal is to change that. Roasted in Miami, inspired by authentic Cuban tradition, our mission is to bring the bold, sweet, unforgettable flavor of true Cuban-style coffee to consumers worldwide.

Market Analysis & Management Thesis: Why now? Why Us?

Transforming Market: Management believes the coffee industry is undergoing a major transformation caused by consumers shifting away from mass-produced, brand-dominated coffee toward products that embody authenticity, craftsmanship, and cultural identity. Management sees three major trends fueling this shift:

1.Authenticity Matters

Consumers increasingly seek brands with story, origin, and purpose not generic products. Brands like Blue Bottle, La Colombe, and Stumptown have demonstrated that heritage and authenticity drive premium demand.

2.Premiumization is Accelerating

Specialty and gourmet coffee remain one of the fastest-growing segments of the food and beverage industry. Consumers are seeking quality, artisan methods, and emotional resonance.

3.Rising Influence of Latin & Cuban Culture

Latin culture influences mainstream taste in music, fashion, food, and entertainment. Yet in coffee, there is no leading Cuban-style premium brand representing a major open category opportunity.

A Heritage Worth Scaling: We are not simply selling coffee. We are reviving a heritage and scaling it through a modern commercial strategy. Havana Roasters Coffee combines:

•Authentic cultural roots and brand identity

•A scalable business model and distribution strategy

•A premium, differentiated flavor profile

•Multiple revenue channels across wholesale, retail, RTD, hospitality, and e-commerce

We are entering the market at scale. The Company is building a vertically integrated platform to deliver high-quality, authentic coffee experiences from bean to cup across wholesale, hospitality, and direct-to-consumer sales channels.

Our business strategy combines cultural authenticity, product innovation, and scalable infrastructure to position Havana Roasters Coffee as a leading Cuban-style coffee brand in the United States and select international markets.

Corporate Structure

Havana Roasters Coffee Companies Inc. (THRC) serves as the publicly traded parent holding company. Beneath it, the corporate group is organized into two distinct tiers: four primary revenue- generating operating divisions and six specialized subsidiary entities, each with a defined functional mandate.

THRC operates as the parent holding company for a group of subsidiaries that collectively manage the development, commercialization, and expansion of the Havana Roasters Coffee™ brand. The corporate structure is designed to separate key operational functions-such as roasting and product manufacturing, retail and hospitality operations, franchising and licensing, e-commerce, and real estate-into specialized entities that can scale independently while remaining strategically aligned under the parent company.

At the top of the structure, THRC serves as the publicly traded parent entity responsible for corporate governance, strategic planning, capital markets activities, intellectual property ownership, and overall brand stewardship. The parent company grants licenses for the use of the Havana Roasters Coffee™ brand, products, and related services across its operating subsidiaries and partners and administered through HRC Franchising & Licensing, which acts as the group’s master licensor, granting authorized use of the brand across all operating entities.

Primary Revenue-Generating Divisions:

Division	Operating Function	Projected Revenue Share

Havana Roasters Coffee LLC (HRC WC Roasting & Packaging LLC)	Core roasting and wholesale distribution operations; supplies all product to downstream divisions; includes the West Coast Packing Plant (WCPP)	40%

HRC Ecommerce LLC	Online direct-to-consumer and marketplace sales via Amazon Prime, Target.com, Coupang, AAFES.com, and HavanaRoasters.com	15%

HRC Hospitality Corp. (NRC Catering LLC / HRC Retail LLC)	Brick-and-mortar retail locations, food truck operations, catering, and DoorDash / Grubhub / Uber Eats delivery	25%

HRC Beverage Corp.	Ready-To-Drink (RTD) canned beverages and Nespresso-compatible capsule products; RTD launching 2026	20%

Specialized Subsidiary Entities:

Subsidiary Entity	Role within Corporate Group
HRC WC Roasting & Packaging LLC	West Coast production facility; core manufacturing hub for all product formats including bagged coffee, K-Cups, and Nespresso capsules
HRC Commissary LLC	Commissary and supply chain operations supporting hospitality and catering divisions
HRC Catering LLC	Catering arm of the Hospitality group; commercial and event-based service delivery
HRC Retail LLC	Manages physical retail locations including the flagship and walk-up store
HRC Real Estate	Holds and manages real estate interests associated with HRC retail and production assets
HRC Franchising & Licensing	Grants all licences for Havana Roasters Coffee branded products and services; master licensor to the group

Core Operating Subsidiaries

Several subsidiaries support the primary operational pillars of the business:

Havana Roasters Coffee LLC

This entity manages the core coffee brand operations, including sourcing, roasting oversight, product development, and brand standards associated with Havana Roasters Coffee™. It serves as the central operating brand company within the organization.

HRC Ecommerce LLC

HRC Ecommerce LLC manages the company’s direct-to-consumer digital sales channels, including online retail platforms, subscription programs, and digital marketing initiatives. The entity supports nationwide and international sales of packaged coffee, merchandise, and related branded products.

HRC Hospitality Corp.

HRC Hospitality Corp. oversees the company’s foodservice and café operations. This division supports branded cafés, ventanita-style coffee service windows, and hospitality-focused consumer experiences built around the Havana Roasters Coffee™ concept.

HRC Franchising & Licensing

This division is responsible for expanding the Havana Roasters Coffee™ brand through franchising and licensing relationships. It administers franchise agreements, brand licensing arrangements, and strategic partnerships that enable third parties to operate branded cafés, retail locations, or distribute Havana Roasters Coffee™ products.

Hospitality and Production Support Entities

Several additional subsidiaries support hospitality operations, production, and food service infrastructure:

HRC WC Roasting & Package LLC

This entity manages coffee roasting, packaging, and product preparation operations. It provides supply chain and production capabilities for both retail and wholesale distribution.

HRC Commissary LLC

The commissary division supports centralized food preparation and supply for café locations and hospitality operations, improving operational efficiency and quality control.

HRC Catering LLC

HRC Catering LLC focuses on event-based and corporate catering services, providing Havana Roasters Coffee™ beverages, food offerings, and hospitality experiences for off-site events and institutional clients.

HRC Retail LLC

This subsidiary manages company-operated retail locations and branded product distribution through physical stores and other retail environments.

Strategic Support Entities

Two additional entities provide strategic operational support and long-term asset management:

HRC Beverage Corp.

HRC Beverage Corp. is focused on the development and commercialization of packaged and ready-to-drink beverage products, including bottled or canned coffee beverages and related drink innovations.

HRC Real Estate

This entity manages real estate acquisitions, leases, and property holdings that support the company’s café locations, commissaries, and operational facilities.

Structural Advantages

This multi-entity corporate structure provides several strategic benefits:

•Operational specialization, allowing each subsidiary to focus on a specific aspect of the business.

•Scalability, enabling the company to expand franchising, e-commerce, hospitality, and manufacturing independently.

•Risk management, isolating operational liabilities within individual subsidiaries.

•Strategic flexibility, supporting joint ventures, licensing agreements, and potential future spin-offs or capital partnerships.

Together, these entities form an integrated platform designed to grow the Havana Roasters Coffee™ brand across retail, hospitality, packaged products, and digital commerce channels while maintaining centralized strategic oversight at the parent company level.

Business Model

HRC Companies’ business model focuses on coffee sales through retail, drive-thru, and convenience, customer engagement, and diversified revenue streams. Key components include:

•Drive-Thru and Walk-Up Retail Locations: High-traffic, company-operated and franchise stores emphasizing speed and customer service.

•Consumer Packaged Goods (CPG): Bagged coffee, K-Cups, and Nespresso-compatible pods sold through wholesale and retail channels.

•Ecommerce: Online sales via HavanaRoasters.com, Amazon, Target, and Coupang.

•RTD Beverages: Canned coffee products launching in 2026 to capitalize on the growing RTD market.

•Hospitality Services oversees the company’s foodservice and café operations. This division supports branded cafés, coffee service windows, and hospitality-focused consumer experiences, including food truck operations, to enhance brand visibility and act as a marketing tool supporting the product brand.

Target Market:

HRC Companies targets:

•Coffee Enthusiasts: Consumers seeking premium, artisanal coffee experiences (ages 25-54).

•Cuban-American and Hispanic Communities: Leveraging cultural ties for brand loyalty (U.S. Hispanic population: 62M, per Census).

•Younger Demographics: Millennials and Gen Z (ages 18-40), who value customization, convenience, and value.

•Urban and Suburban Markets: Areas with high demand for drive-thru and RTD coffee products (e.g., TAM for U.S. premium coffee: $15B, per Statista).

Product Portfolio:

The Company’s current and pipeline product suite spans multiple formats and market channels, targeting the Consumer Packaged Goods (CPG), Hospitality, and Beverage segments:

•Bagged Coffee (Ground & Whole Bean) - 12 oz and 2 lb formats; Espresso Supreme and Americano variants in regular and decaf

•K-Cups - Available in 12, 24, 48, 80, and 150 bulk packs for both retail and wholesale/hospitality channels

•Nespresso-Compatible Capsules - Currently in pre-production; targeted for near-term commercial launch

•Ready-To-Drink (RTD) Canned Coffee - Launching in 2026; expands the Company into the high-growth premium RTD beverage category

Revenue Streams:

•HRC Coffee Roasters Wholesale: 40% of revenue from bagged coffee and K-Cups sold through major national distribution platforms that include KEHE, UNFI, CHEX, AAFES, and Albertsons. These distributors cover the majority of retailers and independents in the United States.

•HRC Ecommerce Inc.: 15% of revenue from online platforms, leveraging Amazon Prime, Target.com, Walmart.com, HomeDepot.com, and Coupang (Korea).

•HRC Hospitality Group: 25% of revenue from brick-and-mortar, in-store kiosks, drive-thrus, mobile fleet, and real estate leasing or acquisition.

•HRC Beverage Company: 20% of revenue from RTD cans, K-Cups, and Nespresso pods, with production scaling in 2026.

Distribution Strategy

RTD beverages will leverage the same three-channel distribution framework as the Company’s existing coffee products:

•Direct-to-Store (DTS) – Independent retailers and specialty markets

•National Distributors – KeHE, UNFI, and large retail chains (e.g., Walmart, Target, Ralphs)

•Scan-Based Trading (SBT) – Retailer direct-scan revenue models (e.g., Associated)

In addition, RTD beverages will expand through:

•E-commerce: Amazon, Walmart, Shopify, Instacart

•Hospitality & Foodservice: Hotels, airlines, restaurants, campuses

•Convenience / Gas channels: 7-Eleven, Circle K, AM/PM

Distribution Platform

HRC operates across a diversified, multi-channel distribution network that reduces concentration risk and accelerates market penetration:

•Wholesale & Retail CPG: UNFI, KEHE, Walmart.com, and independent retail chains

•Online / Ecommerce: Amazon Prime, Target.com, Coupang, AAFES.com (US military), and HavanaRoasters.com

•Hospitality & Foodservice: Company-operated retail locations in Los Angeles; DoorDash, Grubhub, and Uber Eats integrations, a food truck pilot program

•Institutional & B2B: Direct wholesale to hotels, restaurants, and catering clients

Wholesale. We distribute our coffee products through three primary wholesale channels:

1.Direct-to-Store Wholesale (“DTS”)

We sell directly to small and independently owned retail stores through our proprietary wholesale ordering portal. This system enables qualified retailers to become approved wholesale purchasers without relying on large distributors, allowing us to maintain pricing stability for small businesses. DTS helps us respond to price volatility in the broader coffee supply chain while giving independent retailers access to competitive wholesale pricing and reliable fulfillment.

2.National Distribution Partners

We sell to major national and regional retail chain stores through leading national distributors, including KeHE and UNFI. These distributors take possession of inventory on an FOB basis and distribute our products to large retail chains such as Walmart, Ralphs, and other major grocery, mass, and specialty retailers. Revenue from distributor purchases is recognized at the time of shipment. Leveraging distributor logistics allows us to reduce shipping costs, expand nationwide shelf presence, and accelerate scale without carrying the associated infrastructure burden.

3.Scan-Based Trading (SBT)

Through our partnership with ReposiTrak, we supply certain retail chains (e.g., Associated Stores) using a scan-based trading model. We retain ownership of our inventory until it is scanned at the point of sale, at which time the retailer pays the wholesale price. SBT reduces inventory risk for retailers, supports product placement in high-traffic locations, and enhances visibility on retail shelves without upfront commitments from stores.

Other Segments. In addition to wholesale distribution, Havana Roasters Coffee Companies, Inc. operates two additional commercial segments:

E-Commerce (Domestic and International): HRC Companies sells directly to consumers through its Shopify-based online store and third-party platforms, including Amazon, HomeDepot.com, TikTok Shop, Instagram, Facebook Shopping, and Coupang (South Korea’s leading e-commerce platform). All e-commerce sales are fulfilled directly from HRC’s warehouse. The Company’s digital marketing strategy centers on click-through advertising and influencer-driven campaigns on major social media platforms.

Hospitality – Brick-and-Mortar Café Concept (Launching 2026): HRC Companies will open its flagship coffee shop in early 2026. The café model includes prefabricated “drive-thru and walk-up” units utilizing the Azure modular blueprint for scalable deployment, with location scouting and design finalization expected in Q2 2026. To support hospitality growth, HRC Companies plans to develop a central commissary facility in downtown Los Angeles for bakery and food production, focusing on Cuban-style baked goods, sandwiches, and branded beverages. The commissary will serve both company-operated and franchised stores.

The concept emphasizes serving premium, authentic Cuban-style coffee at accessible price points, typically ranging from $3 to $6 per beverage (e.g., cafecito, café con leche, cortadito). Havana Roasters Coffee expects to outmaneuver high-priced specialty cafes and mass-market national chains by offering high-quality coffee with cultural authenticity, simplicity, and value.

Marketing and Support Infrastructure

Regardless of distribution channel, we provide coordinated marketing support, including digital and social media campaigns, in-store promotions, display shippers, branded pop-up displays, and in-store sampling and demonstration events. These initiatives strengthen brand recognition, improve sell-through rates, and help retailers drive customer traffic.

Operational Plan

Production and Supply Chain

•Roasting and Packing: Establish a West Coast roasting and packing plant in 2026, sourcing beans from ethical worldwide suppliers (e.g., Africa, Vietnam, Central & South America).

•RTD Manufacturing: Collaborate with a third-party manufacturer (e.g., certified co-packer) to launch RTD in Q2 2026.

•Inventory Management: Optimize supply chain with just-in-time practices; hedge against price volatility (e.g., futures contracts for beans).

Retail Operations

•Drive-Thru & Brick & and Mortar Locations: Design stores for speed and convenience; site selection based on traffic data (e.g., 20K+ daily vehicles), demographics, and competitor proximity.

•Mobile Coffee Food Trucks and Carts: Expand the LA pilot to additional areas with 5 trucks by 2027.

•Franchising: Transition to controlled franchising model in 2028; franchisees required to undergo 6-month training; royalty fees 5-7%.

•HR Plan: Scale workforce from 50 (2026) to 2,000+ (2031); focus on diversity hires.

Technology and Digital Transformation

•Mobile Ordering: Launch mobile app by Q2 2026 for personalized orders and loyalty integration.

•Ecommerce Platform: Enhance HavanaRoasters.com with AI recommendations.

•Analytics: Use AI tools for inventory forecasting, customer personalization, and predictive maintenance (e.g., via partnerships with tools like Tableau or custom ML models).

Marketing and Branding

•Cultural Authenticity: Tie campaigns to Cuban heritage (e.g., storytelling videos on social media).

•Digital Marketing: Allocate 10-15% of revenue; focus on SEO, PPC, TikTok/Instagram influencers (target 1M followers by 2029).

•Loyalty Program: Launch in 2026 with rewards for repeat purchases; KPIs: 20% retention increase.

•Trade Shows: Participate in Coffee Fest, Fancy Food Show, and distributor-specific shows; budget $500K annually.

•Overall Budget: $2M in 2026, scaling to $50M by 2031; ROI tracked via CAC and conversion rates.

Business Plan

Plan of Operations. We expect to deploy capital to support facility construction, equipment acquisition, retail café build-out, commissary development, e-commerce platform expansion, RTD product formulation, and marketing initiatives, as outlined in the “Use of Proceeds” section. We anticipate achieving initial operational milestones within the first 12 to 18 months following the closing of this offering, subject to market demand, supply chain conditions, and available working capital.

Growth Strategy. The Company intends to scale its operations and expand market reach through the following strategic initiatives:

(i)establishing a West Coast roasting and packing facility;

(ii)developing flagship retail café and commissary locations in Los Angeles and Hollywood Hills;

(iii)accelerating e-commerce sales through major platforms and social commerce channels;

(iv)expanding into Ready-to-Drink (RTD) coffee beverages;

(v)launching a branded food truck in the Los Angeles metropolitan area; and

(vi)scaling marketing and distribution efforts through trade shows, influencer campaigns, and strategic retail placements.

Operational Nucleus – West Coast Packing Plant.

Central to HRC’s growth strategy is the West Coast Packing Plant (WCPP), a state-of-the-art automated roasting and packaging facility currently under development in Los Angeles. The WCPP is purpose-built to serve as the production backbone for all four revenue divisions simultaneously - enabling scale in bagged coffee, K-Cups, Nespresso capsules, and Ready-To-Drink (RTD) products from a single, cost-efficient platform.

The establishment of the WCPP marks the transition of HRC Companies from a regionally concentrated operation to a national, and ultimately global, supply chain. Its commissioning is a prerequisite for unlocking the full revenue potential of the hospitality, ecommerce, and beverage divisions, and is a central milestone for management’s growth strategy.

Growth Strategy (2026–2031)

THRC’s growth strategy focuses on aggressive expansion, people-first culture, and operational efficiency. The plan is divided into three phases: Scale Operations (2026–2027), National Expansion (2028–2029), and Global Ambition (2030–2031).

Phase 1: Scale Operations (2026–2027)

Objective: Establish a strong foundation in the U.S. market, focusing on operational efficiency and brand awareness.

•Retail Expansion: Open 10–15 drive-thru locations in high-traffic urban and suburban areas, starting on the West Coast in Southern California, then expanding to East Coast major cities. Each location will target 200–250 daily customers, mirroring competitor models.

•Ecommerce Growth: Expand online presence through Amazon, Target, Coupang, and other channels, aiming for 15% of total revenue.

•Brand Loyalty: Implement a loyalty program targeting 500,000 members by 2028.

•Ready-To-Drink (RTD): Launch RTD canned coffee in Q2 2026 using proprietary formulations developed with Havana Roasters Coffee flavors.

•Mobile Fleet Coffee Trucks & Carts: Scale in Southern California to 5 trucks serving different areas, focusing on cultural events and high-visibility locations to build brand equity, including servicing film and television productions’ craft services.

•Promotion: Promote the brand at supermarkets, grocery and convenience stores, and special events to support wholesale distribution.

•Sustainability Initiatives: Source 100% ethically produced coffee beans (e.g., Fair Trade certified from African, Vietnamese, and Latin American suppliers mimicking Cuban profiles) and adopt eco-friendly packaging wherever possible based on supply chain logistics.

•Marketing: Invest in digital marketing, social media, and trade shows (e.g., Coffee Fest).

•Financing: Secure $5–20M in Series A funding to support roasting/packing plant setup, inventory, and retail expansion.

Phase 1: Milestones

•Open two anchor retail locations in Los Angeles by Q4 2026.

•Establish a commissary to create a turnkey franchise model for food products in Q3 2026.

•Open a West Coast packing and roasting plant to supply all internal divisions plus wholesale accounts.

•Launch RTD by mid 2026.

•Achieve $5 million in annual revenue by the end of 2027.

Phase 2: National Expansion (2028–2029)

Objective: Expand to 100+ locations and establish HRC as a national brand.

•Retail Growth: Open 50–75 new drive-thru locations annually, targeting new growth markets (e.g., Texas,  Arizona, etc.).

•Franchising: Introduce a controlled franchising model, requiring franchisees to have 3+ years of HRC employment or equivalent experience.

•Product Innovation: Introduce new flavors and seasonal offerings, targeting a 20% increase in beverage sales YoY.

•Operational Efficiency: Optimize supply chain to reduce costs by 10% annually.

•Brand Loyalty: Grow loyalty program to 1.5 million members.

Milestones:

•Reach 100 drive-thru locations by Q4 2029.

•Open 50-75 total retail locations (company-owned and franchised) by Q4 2029.

•Launch JV partnerships with a national restaurant operating chain and service.

•Achieve $50M in annual revenue by end of 2029.

•Maintain customer satisfaction of 85%+.

Phase 3: Global Ambition (2030–2031)

Primary to distribute to retailers

Objective: Position HRC as a global leader in Cuban-style gourmet roasted coffee with 250+ locations.

•International Expansion: Enter markets with strong coffee cultures (Europe, Canada, Asia, and Australia), targeting 50 international locations by 2031.

•CPG Dominance: Expand RTD and pod distribution globally.

•Sustainability Leadership: Achieve 100% recyclable or compostable packaging; obtain Rainforest Alliance certification.

•Technology Integration: Use AI-driven analytics for inventory and personalization.

•Exit Strategy: Prepare for uplisting or acquisition by a major beverage conglomerate (e.g., targeting 3-5x ROI for investors).

Milestones:

- Reach 250+ systemwide locations by Q4 2031.

- Achieve $500M in annual revenue by end of 2031.

- Attain NPS of 70.

Competition

The specialty coffee market is highly competitive and fragmented, with competition spanning retail storefronts, packaged goods, ready-to-drink beverages, and digital sales channels. Key competitors include established premium coffee chains, culturally positioned brands, and emerging lifestyle-oriented beverage companies.

Competitive Landscape

HRC operates in a crowded coffee industry but differentiates itself through its Cuban-style gourmet coffee and cultural authenticity. Key competitors include:

Starbucks

Remains the largest global coffee retailer. In fiscal year 2025, Starbucks reported approximately US $37.2 billion in revenue and operates ~40,990 locations worldwide. Same-store sales have been under pressure with some recent quarters showing declines as part of a broader turnaround strategy, particularly in the U.S. and China. (Wikipedia)

Peet’s Coffee

Peet’s continues as a specialty coffee roaster/retailer owned by Keurig Dr Pepper after its parent JDE Peet’s generated EUR 9.9 billion (~US$10.7 billion) in total sales in 2025, including Peet’s retail and other coffee brands. Peet’s itself operates over 250 stores in the U.S. (growing from earlier counts) and is undergoing strategic restructuring including some Bay Area closures. (JDE Peet’s)

Luckin Coffee (China & Entering USA)

Luckin has continued rapid expansion, with about 26,206 total stores globally as of 2025. Recent quarterly sales indicate continued strong revenue growth driven by its tech-led model, though exact latest annual revenue varies by reporting period. (Wikipedia)

Lesser Players (Caribou Coffee, Tim Hortons, Blue Bottle Coffee)

Caribou Coffee continues as a regional chain in the Upper Midwest and other U.S. markets.

Tim Hortons remains a major Canadian-heritage coffee chain with strong sales and unit growth in 2025, recording notable revenue increases (e.g., over US$1 billion for Restaurant Brands International’s Tim Hortons segment in 2025). (Yahoo Finance)

Blue Bottle Coffee continues to serve niche premium coffee markets, though specific recent revenue figures are not widely published.

Dutch Bros Coffee

Dutch Bros remains a fast-growing, drive-thru-focused coffee brand. In late 2025, the company raised its revenue guidance to approximately US$1.61 billion–US$1.615 billion for 2025 and operates ~1,081 stores. It aims for expansion toward ~2,000 locations by the end of the decade. (Barron’s)

7 Brew Coffee

7 Brew continues to expand its drive-thru footprint, hitting ~500 locations as of late 2025. Prior reports highlighted very strong year-over-year sales growth (e.g., 163 % growth in 2024 according to market trackers), although exact current revenue estimates vary by source; 7 Brew is widely cited as one of the fastest-growing coffee chains in the U.S. market. (Wikipedia)

Blank Street Coffee (U.S./UK)

Blank Street has scaled rapidly, with ~90+ global locations and reported revenue of roughly £35.8 million (~US$45 million) in 2024 according to financial snapshots shared by the company (up significantly from prior years). (LinkedIn)

Management Analysis and Strategy.

Management believes that THRC’s unique value proposition-Cuban-style coffee with bold flavors and cultural heritage-positions it to capture a niche market while competing with premium brands. Differentiation includes lower price points ($3-6 per beverage) vs. competitors’ $5-8, cultural storytelling, and rapid multi-channel scaling.

Out of the above-described competitive landscape, management has identified two notable competitors we can eclipse with our quality and growth strategy:

Dutch Bros Coffee (NYSE: BROS) – A rapidly expanding drive-thru coffee chain with a strong brand identity, particularly among younger demographics. Dutch Bros leverages speed, community engagement, and a lifestyle-branded beverage portfolio.

Black Rifle Coffee Company (NYSE: BRCC) – A mission-driven, culturally branded coffee company known for its strong storytelling, patriotic roots, and multi-channel presence across e-commerce, wholesale, RTD beverages, and retail storefronts.

While both companies have built strong brand affinity and loyalty, neither occupies the cultural or flavor space of traditional Cuban-style coffee. Havana Roasters Coffee is strategically positioned to fill this gap as the first truly premium Cuban-style coffee brand with scalable infrastructure.

OUR COMPETITIVE ADVANTAGE:

Advantage	Impact
Authentic Cuban Heritage	Ownable, distinctive brand identity
Unique Flavor Profile	Bold, memorable, high-demand experience
Multi-Channel Strategy	Diverse revenue streams
Cultural Momentum	Latin/Cuban influence is rising globally
Scalable Operations	Infrastructure + retail + CPG + RTD
Brand Story	Emotional resonance = loyalty and premium pricing

Heritage Gives Us Identity. Strategy Gives Us Scale.

Most coffee brands compete on roast levels, lifestyle branding, or packaging.

Havana Roasters Coffee™ competes on story, craftsmanship, authenticity, cultural resonance, and unforgettable flavor.

This is not a niche concept; Management sees this is a category-defining opportunity.

Conclusion: Heritage + Strategy = Brand Power and Market Scale

Havana Roasters Coffee Companies, Inc. (“THRC”) is not merely selling coffee-it is selling culture, experience, heritage, and connection. We are establishing a premium, culturally authentic brand that blends tradition with modern scalability, positioning THRC as:

•A cultural revival

•A premium product platform

•A scalable infrastructure play

•A brand with national and global potential

•A movement rooted in tradition and elevated through innovation

We are not just entering the market; we are redefining what premium coffee can be.

This Offering presents a timely opportunity to participate at a pivotal inflection point, as three powerful trends reshape the specialty coffee market:

•Premiumization: Consumers are increasingly seeking quality, craft, and authenticity.

•Cultural Authenticity: Heritage brands with origin-driven narratives are outperforming generic commodity brands.

•Latin/Cuban Influence: Latin culture is influencing mainstream food, lifestyle, and beverage preferences globally-yet no premium Cuban-style coffee brand currently leads the category.

Management believes THRC is positioned to lead this open category.

We have built a diversified, multi-channel strategy aligned for scalability:

1.Production Infrastructure - West Coast roasting and packing facility

2.Retail and Commissary Locations - Los Angeles and Hollywood Hills

3.E-Commerce Expansion - Amazon, Target, Walmart, subscription and DTC channels

4.Ready-to-Drink (RTD) Beverages - Cuban-style cold brew and sweet espresso-based products

5.Food Truck Brand Activation - Mobile sampling, sales, and brand exposure

6.Tradeshow and Distribution Partnerships - Hospitality, wholesale, private label, and licensing opportunities

Management believes that capital deployed from this Offering will mark a critical inflection point enabling accelerated scale, increased brand presence, and enhanced competitive positioning-all supported by cultural authenticity and superior flavor.

The heritage is real.

The flavor is unforgettable.

The market is ready.

The strategy is built.

The infrastructure is within reach.

The brand is positioned to lead.

MANAGEMENT

Employees, Directors, and Contracted Parties

As of the date of this Offering Circular, the Company has one full-time officer-Gabriel Martinez, President and Chief Executive Officer. Other than Mr. Martinez, the Company does not currently have full-time or part-time employees. The Company engages external consultants, advisors, and independent contractors for specialized functions including digital marketing, roasting operations, design, and brand development.

Gabriel Martinez - Founder, Chairman & CEO

Gabriel Martinez is a visionary entrepreneur whose diverse expertise across telecommunications, entertainment, and culinary arts has positioned him at the forefront of specialty coffee innovation. As Founder, Chairman, and CEO of HRC Holdings Corp and the pioneering Havana Roasters Coffee brand, Martinez has leveraged his Miami upbringing and Cuban heritage to establish the first Cuban-style gourmet roasted coffee company in the United States. His deep-rooted passion for coffee-cultivated through family traditions and cultural connections-serves as the foundation for his revolutionary approach to specialty coffee branding.

Before launching Havana Roasters, Martinez built a distinguished career in the entertainment industry, primarily in the Latin music sector, as an artist manager, event promoter, and executive producer. He successfully guided talent development, produced large-scale concerts and cultural showcases, and executed multimedia campaigns that blended artistry with business acumen. His cultural influence is further underscored by his role as a voting member of the Recording Academy (Grammys), reflecting his standing within the global music community.

Martinez also emerged as a pioneer in Spanish-language media, where in the late 1980s and early 1990s he helped shape the direct response television industry by introducing innovative consumer products to Hispanic audiences. Building on that success, he went on to develop and launch the first Spanish-language shopping cable television network, cementing his reputation as a trailblazer in multicultural broadcasting and consumer engagement.

His entrepreneurial journey gained national recognition through Cafe Con Leche Catering, the first Cuban food truck in Los Angeles, featured on Food Network’s acclaimed reality series The Great Food Truck Race. This exposure cemented his reputation as a culinary innovator and business leader, while providing the strategic platform for expansion. The success of the food truck concept led to a brick-and-mortar café in Miami, laying the operational groundwork that inspired the launch of Havana Roasters Coffee in 2016.

Drawing from an extensive background in telecommunications, Latin music entertainment, Spanish-language media, management, production, direct response marketing, cable television, and broadcast media, Martinez has crafted an aggressive strategic vision for The HRC Companies that extends far beyond traditional coffee retail. His multifaceted industry experience enables him to approach brand development with a comprehensive understanding of market dynamics, consumer engagement, and multimedia positioning.

Today, Martinez is channeling this unique combination of cultural authenticity, entertainment expertise, culinary innovation, and cross-industry business acumen into the next chapter of Havana Roasters Coffee’s growth. With a focus on franchise expansion, brand diversification, strategic partnerships, international market entry, and multimedia brand storytelling, he is positioning Havana Roasters to become not only a national leader but also a global ambassador of Cuban-inspired specialty coffee. This forward-looking vision-rooted in heritage yet driven by innovation-underscores Martinez’s role as the driving force behind Havana Roasters Coffee’s emergence as a distinctive and scalable brand in the competitive international specialty coffee market.

Christian Bernard – COO, Executive Director – Hospitality, Retail and Culinary Operations

Christian Bernard serves as Director of Culinary Operations for HRC Hospitality Corp., bringing a rare combination of culinary expertise, legal training, and executive management experience to the organization. As both a former owner-operator and chef, Christian understands the hospitality industry from the ground up, allowing him to balance creative vision with operational discipline. His leadership is defined by a commitment to efficiency, profitability, and growth, while preserving the integrity of ingredients and the quality of every finished product.

Christian began his professional career with AT&T in the late 1990s and early 2000s, where he completed advanced sales training within a Fortune 500 environment. This experience provided a strong foundation in business development, customer engagement, and organizational strategy. He later transitioned to the culinary field, where he mastered a broad range of disciplines and developed a results-driven approach to kitchen and operations management.

At HRC Hospitality Corp., Christian oversees wholesale coffee distribution, retail operations, and event catering, aligning each division under a unified vision for sustainable expansion. His ability to integrate business strategy with culinary excellence continues to strengthen the company’s market presence and long-term growth trajectory.

Lisa Moon (Kupka) - Director of Global Sales

Lisa Moon (Kupka) is a results-oriented commercial executive with more than 25 years of experience driving revenue acceleration, margin expansion, and enterprise value creation across the food, retail, and e-commerce sectors.

As Founder and President of The New Avenues and 3grams Food Group, Ms. Moon led full-spectrum commercial operations, including revenue planning, trade investment strategy, digital commerce expansion, and supply chain alignment. She drove 600% e-commerce growth within the military retail channel and delivered multi-million-dollar incremental promotional revenue across key national accounts. Her leadership consistently aligned top-line growth with gross margin improvement and disciplined cost management, enhancing EBITDA performance.

Ms. Moon has built and managed executive-level relationships with leading retailers, including Walmart, Costco, H-E-B, and Kroger, overseeing complex negotiations, distribution expansion, and long-term joint business planning initiatives. She has led cross-functional sales, marketing, and operations teams focused on scalable growth, working-capital efficiency, and sustainable market-share gains.

Ms. Moon holds an MBA in Strategic Management and combines entrepreneurial discipline with institutional-scale execution. Her track record of accelerating growth while protecting margin integrity positions her to drive long-term value creation in a publicly traded environment.

Leonard Braumberger - Director of Marketing and Communications

Leonard brings 40 years of commercial leadership across communications, digital marketing, and strategic business development. From his early days as Creative Director at a national Canadian news network to founding a thriving U.S. marketing agency, Leonard has consistently delivered growth and innovation for emerging marketing, CPG brands, and SaaS organizations.

With experience spanning finance, biotech, consumer goods, and software, Leonard has led multi-million-dollar campaigns and developed go-to-market strategies that accelerate customer acquisition and market penetration. His international perspective and entrepreneurial mindset make him a driving force behind the HRC Companies’ marketing efforts.

Lolly Love - Executive Vice President of Franchising & Licensing

Lolly serves as Executive Vice President of Franchising and Licensing at Havana Roasters, where she spearheads the company’s strategic expansion initiatives and franchise development programs. As a licensed California Real Estate Broker with a Business Marketing degree, Lolly combines deep market analysis expertise with proven franchise growth methodologies to deliver exceptional results for prospective franchise partners.

Lolly’s comprehensive approach to franchise development encompasses strategic site selection, market penetration analysis, and partnership cultivation. Her real estate background provides invaluable insight into location optimization and demographic targeting, ensuring franchise partners enter markets with maximum growth potential. Through her leadership, Havana Roasters is establishing a robust franchise network positioned for sustained expansion across key markets.

Description of Property

The Company’s principal executive offices are located at:

3445 Hollywood Blvd, Suite 415, Hollywood, Florida 33021

The Company’s first flagship Havana Roasters retail location is in late-stage construction at:

5931 Franklin Avenue, Hollywood Hills, California

Additional locations, commissary facilities, and mobile units are planned as part of the Company’s strategic expansion described in the “Plan of Operations” section.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, in addition to the other information contained in this Offering Circular, before deciding whether to invest in our Company. If any of the following risks actually occur, our business, financial condition, prospects, or results of operations could be materially adversely affected, and you may lose part or all of your investment.

1.We have a limited operating history under our current business model, which makes it difficult for investors to evaluate our business and prospects.

We have a limited operating history in the specialty coffee, retail, and consumer packaged goods industry under the Havana Roasters Coffee™ brand. As a development-stage company, we have not yet demonstrated consistent revenue, profitability, or operational scalability. Our business model is unproven, and investors have limited historical financial or operating data upon which to evaluate our future performance. Our early-stage status increases the risk of operational difficulties, unexpected challenges, and potential failure.

2.Our management has limited experience operating a diversified, multi-segment business, which may impair our ability to execute our growth plans.

We intend to operate across multiple business segments, including roasting and production, retail café operations, e-commerce, wholesale, hospitality, RTD beverages, and mobile brand activation. While our management brings industry vision and entrepreneurial experience, they have a limited track record managing multi-channel, scalable businesses of this type. This may affect our ability to successfully execute strategic plans, manage complexity, and respond to evolving market conditions.

3.We depend heavily on our President and CEO, and the loss of his leadership and relationships could adversely affect our business.

Our future success depends significantly on the continued services and industry relationships of our President and Chief Executive Officer, Gabriel Martinez. The loss of his leadership, experience, and strategic direction could materially harm our business, brand positioning, and growth strategy.

4.We may not be able to effectively manage growth, which could adversely impact our operations, brand consistency, and financial performance.

Our growth strategy includes expanding production capacity, launching retail and commissary locations, establishing a presence in the RTD beverage segment, and scaling e-commerce channels. Rapid expansion may place significant strain on our management, financial resources, quality control, and operational infrastructure. If we cannot manage this expansion effectively, our business may suffer.

5.We may not successfully secure or maintain key distribution, manufacturing, or logistics partners, which could limit our ability to scale nationally or internationally.

Our business relies on third-party partners for roasting, packing, bottling, fulfillment, distribution, and transportation. If these partners fail to meet quality standards, terminate agreements, or experience operational disruptions, we may face delays, increased costs, or an inability to meet customer demand.

6.Fluctuations in coffee commodity prices and supply chain disruptions could adversely affect our profitability.

Coffee is a global agricultural commodity and subject to price volatility due to weather conditions, geopolitical events, crop diseases, supply shortages, and currency fluctuations. If green coffee prices rise or supply becomes limited, our production costs may increase, and we may be unable to pass these increases to customers, which could negatively affect our margins.

7.We may not be able to successfully develop or commercialize our Ready-to-Drink (RTD) product line, which may limit growth potential.

The RTD beverage segment is highly regulated, capital-intensive, and competitive. Developing shelf-stable RTD beverages requires specialized equipment, co-packers, compliance testing, and distribution networks. If we are unsuccessful in launching RTD products, we may lose a significant growth opportunity and potential revenue stream.

8.Our brand and competitive position depend on our ability to protect our intellectual property, including trademarks, trade secrets, and proprietary roasting techniques.

Our brand value is derived in part from our proprietary processes, trade secrets, brand identity, and cultural positioning. We may be unable to adequately protect our brand or enforce our intellectual property rights, which could allow others to imitate our products or brand identity, causing erosion of market share and customer loyalty.

9.We may face risks associated with operating retail storefronts, commissary facilities, and mobile food and beverage units.

Operating physical retail and hospitality locations exposes us to numerous risks, including lease obligations, permitting and zoning requirements, food safety laws, labor regulations, health compliance, insurance liability, and potential consumer safety claims. Challenges in any of these areas could impair business operations or create legal exposure.

10.We rely on digital platforms and e-commerce sales, and changes in platform policies, search rankings, fees, privacy rules, or service interruptions could materially harm our revenue.

A significant portion of our future revenue is expected from platforms such as Amazon, Walmart.com, Target.com, Shopify, and social commerce channels. These platforms may change their terms of service, increase fees, alter algorithms or rankings, restrict certain products, or suspend accounts-all of which could adversely impact sales and brand visibility.

11.We may be subject to data privacy, cybersecurity, and technology compliance risks that could result in regulatory liability or reputational harm.

We collect and store consumer data through our e-commerce and digital marketing platforms. Cyber-attacks, data breaches, or violations of data protection laws such as GDPR or CCPA could expose us to legal liability, regulatory penalties, and reputational damage.

12.We may require additional capital in the future, and there is no assurance that such funding will be available on favorable terms or at all.

Even if we successfully raise funds in this offering, we may need to raise additional capital through debt, equity, or other financing. There is no assurance that additional funding will be available when needed, or on economically favorable terms. Future financing may dilute existing stockholders.

13.There is currently a limited public market for our common stock, and an active, liquid trading market may not develop.

Although our common stock trades under the ticker symbol THRC, market liquidity is limited, and there is no guarantee that an active or sustained market will develop. Investors may be unable to sell their shares at or above the offering price, or at all.

14.Future sale of additional securities may result in dilution and could adversely affect the value of your investment.

We may issue additional shares of common stock, preferred stock, warrants, or convertible debt in the future. Any such issuance may dilute the ownership, voting power, or economic interests of existing stockholders.

15.Regulatory changes or non-compliance in food safety, labeling, employment, packaging, environmental, or retail licensing may adversely affect our operations.

We are subject to federal, state, and local regulations across multiple jurisdictions. These include food safety, shelf-stability, packaging and labeling (FDA), labor and employment laws, facility licensing, and transportation regulations. Non-compliance, investigations, or future regulatory changes could result in fines, costs, or operational restrictions.

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An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

RISKS RELATED TO OUR COMPANY

We have a limited operating history under our current business model.

Havana Roasters Coffee Companies, Inc. (“Havana Roasters” or the “Company”) recently transitioned from operating as North American Frac Sand, Inc., a natural resources company, to a consumer beverage and coffee enterprise. As a result, we have a limited history of operations in the coffee and consumer products industry. Investors should not rely on our past performance under a different business model as an indicator of future results. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short-term credit lines or obtain financing from other sources, such as the contemplated Regulation A offering, our ability to develop and market and sell recovered treasure, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

The Company’s success is reliant on one executive who is predominantly responsible for operations and identifying strategic business opportunities.

The Company’s success depends substantially upon one key employee. If he becomes unable or unwilling to perform his functions for the Company, its chances for success could be greatly diminished and the Company may not be able to survive.  The Company does not maintain key-person insurance for this executive and does not have a contingent plan for his death or incapacity currently.  From time to time, there may be changes in the Company’s executive management team resulting from the hiring or departure of executives. Such changes in the Company’s executive management team may be disruptive to its business. There can be no assurances the Company will be able to find or hire competent executives so it will not be as dependent on one employee.  The Company does not maintain a chief financial officer or in house bookkeeper and so is totally reliant on third parties for the maintenance of its books, preparation of financial statements, and financial analysis of strategic partners and acquisitions. The Company has not made provisions for the Board to find a suitable replacement from a field of candidates in the absence of the current President.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small businesses (our potential clients). To the extent COVID- 19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have a significant impact on our results and operations.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to fund our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

We have a history of losses, and we expect significant increases in our costs and expenses to result in continuing losses for at least the foreseeable future.

For the fiscal year ended December 31, 2024, we generated a loss of approximately ($1,024,866), bringing the accumulated deficit to approximately ($26,126,596) at December 31, 2024. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

Our debt and other commitments expose us to a number of risks, including:

Cash requirements for debt and lease obligations. A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, $523,850 of long-term debt as of September 30, 2025. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments. In the event of a default for this reason, or any other reason, the potential result could be the acceleration of amounts due, which could have a significant and adverse effect on us.

Availability. Because we finance most of our operating and strategic initiatives using a variety of commitments, including $524,350 in total notes payable and loan facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

Regulatory issues.

We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

Inadequacy of capital.

The expected gross offering proceeds of a maximum of $10,500,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued execution and operation of our business segments, if only a fraction of this Offering is sold, or if certain business segments financially underperform expectations, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund the operations of our business segments.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of Gabriel Martinez, our tostadore and president, as well as other independently contracted directors, officers and experts, and such other key personnel. Any of our officers or employees can terminate his or her employment or contractual relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management team has worked together for approximately two years, only a very short period of time and may not work well together as a management team.

We may need to raise additional capital by issuing additional securities which could hurt the market for our securities or be on terms more favorable than those of our current shareholders.

We may need to, or desire to, raise substantial additional capital in the future if this funding is not carried out to the fullest extent. Our future capital requirements will depend on many factors, including, among others:

•The costs of establishing our West Coast Packing Plant and launching our Ready-to-Drink beverage products, and executing on our  sales, marketing, and distribution capabilities.

•The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

•The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Wyoming law. Wyoming law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•breach of their duty of loyalty to us or our stockholders;

•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Wyoming General Corporation Law; or

•transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Unanticipated obstacles to the operations of our business segments.

Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. The Board of Directors believes that the chosen operations and strategies are achievable considering current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target markets, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenue while containing costs and operating expenses to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

Minimal employees or infrastructure.

We will have a small number of employees and have a limited time of operating history. We intend to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place a significant strain on our managerial, operational and financial resources. As our businesses grow in scale and attract more customers, there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our diversified businesses. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our “Havana Roasters Coffee Companies” brand names have in the markets in which they participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Changes in U.S., global or regional economic conditions.

A decrease in economic activity in the United States or in other regions of the world where we plan to offer our salvaged treasure offerings and related services could adversely affect demand, thereby reducing our ability to generate revenue. A decline in economic conditions could reduce our users’ interest in utilizing our products and services. In addition, an increase in price levels generally, or in price levels in a particular sector such as the Engineering team needed to implement ever-changing technology, could result in a shift in retail packaging demand, which could also adversely affect our revenues and, at the same time, increase our costs.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

The coffee industry is highly competitive and dominated by large, well-capitalized players.

We compete with established multinational coffee brands, specialty roasters, and regional producers with far greater financial resources, distribution capabilities, and brand recognition. Our inability to differentiate our products and establish a strong market presence could limit our revenues and profitability.

Our success depends on consumer preferences that may change rapidly.

The coffee and beverage market is subject to changing consumer tastes and trends, including shifts toward alternative beverages, specialty products, or non-caffeinated options. If we fail to anticipate and adapt to consumer preferences, demand for our products may decline.

Fluctuations in green coffee prices may adversely affect our profitability.

Coffee is a globally traded commodity subject to significant price volatility caused by factors such as weather conditions, crop diseases, political instability in coffee-producing regions, and fluctuations in currency exchange rates. Increases in green coffee prices could materially increase our costs and reduce profit margins.

Disruptions in our supply chain could impact production and delivery.

Our business depends on the reliable sourcing, transportation, and roasting of coffee beans. Any disruption whether from geopolitical events, import restrictions, labor shortages, shipping delays, or natural disasters, could result in product shortages, increased costs, and reduced revenues.

We are subject to food safety, labeling, and import regulations.

As a food and beverage company, we must comply with regulations imposed by the U.S. Food and Drug Administration (FDA), the Federal Trade Commission (FTC), and the U.S. Department of Agriculture (USDA), among others. Non-compliance could result in fines, product recalls, reputational harm, or business interruption.

No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

RISKS RELATED TO THIS OFFERING

Our Offering differs significantly from an underwritten initial public offering.

•This is NOT an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•There are no underwriters. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;

•There can be no assurance that we will be able to stay current with OTC Bulletin Board Pink Current Information requirements, or as we are registered as a 1934 Act audited Company, with all filings;

•There may be low trading volume of our Common Stock limiting their liquidity;

•We are not currently working with a market maker, therefore is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;

•Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and

•We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume and may adversely affect your ability to sell your Common Stock.

The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTCID exchange may lead to price volatility.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able maintain a listing of our Common Stock.

To maintain our listing on the OTCID exchange we must maintain 1934 Act compliance and reporting, we must meet certain financial reporting and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCID Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and rights to warrants and the exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock as listed on the OTCMarkets under the Stock Symbol NAFS as a 1934 Listed company. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

•actual or anticipated variations in our periodic operating results;

•increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•changes in earnings estimates;

•changes in market valuations of similar companies;

•actions or announcements by our competitors;

•adverse market reaction to any increased indebtedness we may incur in the future;

•additions or departures of key personnel;

•actions by stockholders;

•speculation in the press or investment community; and

•our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock was arbitrarily determined and does not reflect the value of the company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future may be, but we’re not expecting to be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Although this offering covers expenditures for major investments and operation for the next twelve months, our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

There may be little to no volume in the trading of our common stock, and you may not be able to resell your Common Stock at or above the initial public offering price.

There can be no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of penny-stock companies have historically been highly volatile, and the market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•actual or anticipated adverse results or delays in our research and development efforts;

•our failure to operate our business;

•unanticipated serious safety concerns related to our business;

•adverse regulatory decisions;

•legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

•changes in laws or regulations applicable to our businesses;

•our dependence on third parties;

•announcements of the introduction of new products by our competitors;

•market conditions in our business sectors;

•announcements concerning product development results or intellectual property rights of others;

•future issuances of our Common Stock or other securities;

•the addition or departure of key personnel;

•actual or anticipated variations in quarterly operating results;

•announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•our failure to meet or exceed the estimates and projections of the investment community;

•issuances of debt or equity securities;

•trading volume of our Common Stock;

•sales of our Common Stock by us or our stockholders in the future;

•overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•ineffectiveness of our internal controls;

•general political and economic conditions;

•effects of natural or man-made catastrophic events;

•other events or factors, many of which are beyond our control; and

•publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time-to-time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our semi-annual operating results may fluctuate significantly.

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•variations in the level of expenses related to our business segments;

•any intellectual property infringement lawsuit in which we may become involved;

•regulatory developments affecting our business and industry; and

•our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes, or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise report on us unfavorably, or discontinue coverage for us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51- 1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $5,000,000 and no estimated expenses, the total net proceeds to us would be $5,000,000 because no portion of the Offering is allotted for sales on behalf of shareholders, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Phase 1 Opening of West Coast Packing Plan	$500,000	$500,000	$500,000	$500,000
Prepare for Ready-to-Drink Beverage Production	120,000	120,000	60,000	60,000
Expand Coffee Truck Service throughout Los Angeles metro area	30,000	30,000	15,000	15,000
Launch Flagship Retail Location (Hollywood Hills, CA)	150,000	150,000	150,000	150,000
Open Los Angeles Retail Location	100,000	100,000	100,00	100,00
Opening of Retail Locations	1,120,000	120,000	1,060,000	530,000
Trade Show Coverage	320,000	195,000	60,000	30,000
Increase Product Inventories	1,160,000	160,000	1,080,000	540,000
Marketing Push for Ecommerce Sales & Brand Awareness	3,500,000	2,125,000	2,325,000	905,000
Strategic Partnerships/Acquisitions (1)	2,000,000	2,000,000	250,000	0
Miscellaneous Operating Expenses(2)	3,000,000	3000,000	500,000	270,000
TOTAL	$12,000,000	$9,00,000	$6,000,000	$3,000,000

(1)Management’s primary strategic objective with these would be to build a vertically integrated domestic supply chain.

(2)Miscellaneous Operating Expenses includes but may not be limited to paying its office lease, maintaining its OTC markets listing, and covering various other expenses incidental to its business and publicly listed security; the Company does not plan to pay back salary or service long-term debt with proceeds of the Offering.  It also includes our Offering expenses of $44,500.00.

Because the offering is a “best-efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

•the information set forth in this Offering Circular and otherwise available;

•our history and prospects and the history of and prospects for the industry in which we compete;

•our past and present financial performance; including expected recoveries,

•our prospects for future earnings and the present state of our development and scaling of operations.

•the general condition of the securities markets at the time of this Offering;

•the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•other factors deemed relevant by us.

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Overview

Havana Roasters Coffee Companies, Inc. (“THRC” or the “Company”) was incorporated in the State of Wyoming.

Results of Operations

Nine months ended September 30, 2025, and September 30, 2024:

For the nine months ended September 30, 2025, and September 30, 2024, the Company generated $90,458 and $147,036 in revenues, with costs of goods sold for those periods, $14,258 and $69,201, respectively.

The Company had operating expenses for the nine months ended September 30, 2025, and September 30, 2024 of $265,217 and $408,480, respectively.

The Company had net losses for the nine months ended September 30, 2025, and September 30, 2024 of $290,130 and $806,371, respectively.

Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the Company ended December 31, 2024. The balance sheet as of December 31, 2024, has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the Company’s financial statements and notes thereto. The notes to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage of operations and have generated very negligible revenues since inception. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

From time to time we become the subject of litigation that is incurred in the ordinary course of its business. However, to date, we have not been made aware of any actual, pending or threatened litigation against the Company which is material. There are no lawsuits against the Company.

Property

THRC’s offices are currently located at 3445 Hollywood Blvd, Suite 415Hollywood, FL 33021. When it opens, the Company’s first [flagship] store will be located at 5931 Franklin Ave, Hollywood Hills, California.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Gabriel Martinez	President, Treasury, CFO, & Director	63	Since March 10, 2023	40

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Gabriel Martines - President, Treasury, CFO, & Director Havana Roasters Coffee Companies Inc. Sole Director.

Before launching Havana Roasters, Martinez built a distinguished career in the entertainment industry, primarily in the Latin music sector, as an artist manager, event promoter, and executive producer. He successfully guided talent development, produced large-scale concerts and cultural showcases, and executed multimedia campaigns that blended artistry with business acumen. His cultural influence is further underscored by his role as a voting member of the Recording Academy (Grammys), reflecting his standing within the global music community.

Martinez also emerged as a pioneer in Spanish-language media, where in the late 1980s and early 1990s he helped shape the direct response television industry by introducing innovative consumer products to Hispanic audiences. Building on that success, he went on to develop and launch the first Spanish-language shopping cable television network, cementing his reputation as a trailblazer in multicultural broadcasting and consumer engagement.

His entrepreneurial journey gained national recognition through Cafe Con Leche Catering, the first Cuban food truck in Los Angeles, featured on Food Network’s acclaimed reality series The Great Food Truck Race. This exposure cemented his reputation as a culinary innovator and business leader, while providing the strategic platform for expansion. The success of the food truck concept led to a brick-and-mortar café in Miami, laying the operational groundwork that inspired the launch of Havana Roasters Coffee in 2016.

Drawing from an extensive background in telecommunications, Latin music entertainment, Spanish-language media, management, production, direct response marketing, cable television, and broadcast media, Martinez has crafted an aggressive strategic vision for The HRC Companies that extends far beyond traditional coffee retail. His multifaceted industry experience enables him to approach brand development with a comprehensive understanding of market dynamics, consumer engagement, and multimedia positioning.

Today, Martinez is channeling this unique combination of cultural authenticity, entertainment expertise, culinary innovation, and cross-industry business acumen into the next chapter of Havana Roasters Coffee’s growth. With a focus on franchise expansion, brand diversification, strategic partnerships, international market entry, and multimedia brand storytelling, he is positioning Havana Roasters to become not only a national leader but also a global ambassador of Cuban-inspired specialty coffee. This forward-looking vision-rooted in heritage yet driven by innovation-underscores Martinez’s role as the driving force behind Havana Roasters Coffee’s emergence as a distinctive and scalable brand in the competitive international specialty coffee market

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Corporate Governance

The Company is controlled by its majority-owner, sole Director, and President, Gabriel Martinez.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Family Relationships

There are no family relationships among management as management is currently comprised of just Gabriel Martinez.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.  Our directors are not compensated for their role on the Board of Directors.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officer paid by us during the years ended December 31, 2025, and 2024, in all capacities for the accounts of our executives,:

Summary Compensation Table

Name and Principal Position	Period End	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen sation ($)	Non-qualified Deferred Compen sation Earnings ($)	All Other Compen sation ($)	Total ($)
Gabriel Martnez(1)(2)	12/31/25	600,000	--	--	--	--	--	--	68,000
President, CEO, CFO	12/31/23	--	--	--	--	--	--	--	35,000

(1)On March 17, 2023, the Company’s board approved an annual salary for Mr. Martinez of $300,000/per year. During the years ended December 31, 2023, and 2024 the Company did not pay any stock-based compensation, options, or bonuses to Mr. Martinez. The stock Mr. Martinez received from the Company after this date was in exchange for assets and operations contributed to the Company.

(2)Mr. Martinez received 48 million restricted shares of common stock when in 4 primary revenue generating entities of the Company were transferred from his control to the Company after he became the Company’s controlling shareholder. 100% ownership of these 4 entities was transferred to the Company in exchange for 50,000,000 shares of common stock.

Narrative Disclosure to Summary Compensation Table

There are the above disclosed payments made. As of this date the President/Chairman Martinez does not have a compensatory contract, but such is before the board of directors. Martinez is paid on a per month and effort basis and has been awarded no shares as of yet, choosing to not take shares until a contract is approved by the Board Members.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards or holds exercisable or exercisable options, as of the year ended December 31, 2024.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our director or executive officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines other compensation for outside contractors.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chairman of the Board of Directors and President, Gabriel Martinez, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Gabriel Martinez collects and evaluates all shareholder communications. All communications addressed to the Board of Directors and executive officers will be reviewed by Gabriel Martinez, unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following tables set forth certain information regarding beneficial ownership of our capital stock as of the date hereof by (i) each person whom we know to beneficially own more than five percent (5%) of any class of our common stock, (ii) each of our directors, (iii) each of the executive officers and (iv) all our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

Our total authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. After the 25,000 for 1 reverse split of our common stock, there will be 98,301 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders.  After the reverse stock split took effect, the 50,000,000 common share consideration for the transfer of control of the 4 primary revenue generating entities was issued parri passu to the owners of those 4 entities of which Gabriel Martinez received 48,000,000

This table reflects shares that were issued and outstanding as of March 23, 2026.

	Shares of common stock beneficially owned	Percentage of common shares beneficially owned(2)
Name and Address of Beneficial Owners(1)

Gabriel Martinez	48,007,200	90%

All beneficial holders as group (1 persons or entities)	48,007,200	90%

(1)Unless otherwise indicated, the address of each person listed below is c/o Havana Roasters Coffee Companies, Inc., 3445 Hollywood Blvd, Suite 415Hollywood, FL 33021.

(2)Percentages are based on 53,598,301 shares of common stock issued and outstanding after giving effect to the reverse stock split.

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of Mach 15, 2026, they collectively hold 46,007,200 shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of shares of Common Stock Beneficially Owned as of Jan 31, 2026	Percentage Before Offering	Beneficially Owned After Maximum Offering
Directors and Officers:

Gabe Martinez Director & President	48,007,200	90%	78.5%

Greater than 5% Beneficial Owners:
No Others

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Indebtedness.

As of Dec 31, 2024, the Company had a total outstanding indebtedness of $1,805,530. This was the last time since the latest amendment to this Registration Statement that the Company issued any notes in exchange for cash or bona fide services. Additional information about the Company’s outstanding notes and debentures can be found in the Section below entitled “Havana Roasters Coffee Companies Inc., Recent Financing Activities.” Other investors also provided financing, information about which can also be found in the Section entitled “Havana Roasters Coffee Companies Inc., Recent Financing Activities.”

Common Stock

As of March 20, 2026, the Company had 75,000,000 shares of Common Stock authorized, and 53,598,301 shares of Common Stock issued and outstanding.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Transfer Agent and Registrar, Warrant Agent

The transfer agent and registrar for our Common Stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598 www.vstocktransfer.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA. VStock also is acting as warrant agent for such warrants offered.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker- dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

We expect to commence the offer and sale of the Shares and warrants as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all (Amount of Shares) shares of Common Stock offered hereby, (b) September 30, 2026, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is $10 thousand USD.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.Electronically receive, review, execute and deliver to us a subscription agreement; and

2.Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, we may qualify the Shares for sale with the applicable state securities regulatory body or we will sell the Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

SELLING SHAREHOLDERS

3,000,000 shares of our issued common stock held by three persons are included herein as Selling Shareholder Offered Shares. The shareholders named in the table below are the “Selling Shareholders.” The Selling Shareholders intend to sell up to 3,000,000 Selling Shareholder Offered Shares at the offering price for all of the Selling Shareholder Offered Shares, $1.50 per share. The Selling Shareholders are third parties. Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders.

Name of Selling Shareholder	Position, Office or Other Material Relationship	# of Shares Beneficially Owned	% Beneficially Owned	# of Shares to be Offered for the Account of the Selling Shareholder(1)
NG Holdings Corp (b/o Ira Gaines)	None	2,333,334		2,333,334
Larson, James & Julie	None	93,334		93,334
Larson, Luke	None	6,667		6,667
Durham Murray	None	26,666		26,666
Koljonen, Lara	None	3,333		3,333
Johnson, Derek	None	13,333		13,333
Furdui, Jennifer	None	3,333		3,333
Peterson, Ryan & Corbin, Meredith	None	1,667		1,667
DFD Ventures LLC (b/o Ernie Diaz	None	66,667		66,667
Skipworth, Carmen	None	33,333		33,333
Hosuhangi, Anita	None	3,333		3,333
Moishe Mana	None	1,000,000		500,000
Esteben Echeveria	None	100,000		10,000
Sergio Castillo	None	10,000
Miguel Castillo	None	15,000
Heather Edelman	None	5,000
Angela Castillo	None	50,000
Christina Martinez	None	50,000
Sophia Martinez	None	50,000
Beneduce, Richard & Lisa	None	50,000		25,000
Beneduce, James	None	10,000		5,000
Julie Suronen	None	10,000		5,000
Shadbegian, Dale	None	15,000
Love, Lolly	None	100,000		10,000
Bernard, Christian	None	50,000		10,000
Ross, Amy	None	30,000
Welston Group, Inc. (b/o Braumberger, Len)	None	50,000		10,000
Grams, Lisa Moon	None	10,000		10,000
Chisholm, Christopher	None	15,000
Abuchaibe, Jessica	None	10,000
Reyes, Ana Maria	None	10,000
Abuchaibe, Taufik	None	10,000
Prato, Cira	None	50,000		10,000

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Milan Saha, Esq., of Plattsburgh, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on otcmarkets.com, and specifically at this link: https://www.otcmarkets.com/stock/THRC/disclosure.

HAVANA ROASTERS COFFEE COMPANIES, INC.

(F/K/A NORTH AMERICAN FRAC SAND, INC)

North America Frac Sand, Inc.

dba HRC Company

Consolidated Balance Sheets

(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$6,228	$9,585
Accounts receivable, net of allowance for doubtful Accounts of $0 and $0, respectively	170,215	246,600
Inventory	93,971	86,500
Total Current Assets	270,414	345,685
Property, plant and equipment, net of accumulated Depreciation of $10,482 and $0	5,242	10,483
Investment in HRC	50,300	---
TOTAL ASSETS	$325,956	$356,168

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	62,900	40,800
Accrued management fees	550,000	250,000
Accrued interest	146,031	29,691
Convertible note payable, net of discount of $7,792 and $0, respectively	477,758	275,000
Derivative liability	568,341	341,359
Note payable, related party	500	----
Total Current Liabilities	1,805,530	936,850
TOTAL LIABILITIES	1,805,530	936,850

Stockholders’ Deficit
Preferred stock Series A: 10 authorized; $0.00001 par value 8 and 8 shares issued and outstanding, respectively	----	----
Preferred stock Series B: 99,999,990 authorized; $0.00001 par value 450 and 450 shares issued and outstanding, respectively	----	----
Common stock: 2,000,000,000 authorized; $0.00001 par value 2,164,803,611 and 840,255,729 shares issued and outstanding, respectively	21,648	8,403
Additional paid-in capital	24,297,788	24,197,978
Stock to be issued	327,586	314,667
Accumulated deficit	(26,126,596)	(25,101,730)
Total Stockholders’ Deficit	(1,479,574)	(580,682)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$325,956	$356,168

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Statements of Operations

(Unaudited)

	For the Years Ended
	December 31,
	2024	2023
Revenues
Sales	$188,250	$137,305
Cost of goods sold	76,989	58,809
Gross Profit	111,261	78,496

Operating Expenses
Stock for services	30,000	403,201
Professional fees	4,500	7,000
Selling, general and administrative expense	517,551	365,554
Depreciation expense	5,240	5,241
Total operating expenses	557,291	780,996

Net loss from operations	(446,030)	(702,500)

Other income (expense)
Interest expense	(379,641)	(19,906)
Amortization of debt discount	(42,508)	(150,000)
Gain on extinguishment of debt	----	5,600
Change in derivative	(156,687)	68,329
Income taxes	----	----

Net loss	$(1,024,866)	$(798,477)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	1,453,503,209	770,349,526

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Statement of Stockholders’ Deficit

(Unaudited)

						Additional
	Preferred Stock			Common Stock		Paid in		Stock to be	Accumulated
	Shares		Amount	Shares	Deficit	Capital		Issued	Deficit	Total
Balance, December 31, 2021	458	$	----	495,741,665	$4,958	$23,441,254	$	----	$(23,895,628)	$(449,416)

Stock issued for services	----		----	58,664,773	587	356,080		----	----	356,667
Record original debt discount	----		----	----	----	(7,551)		----	----	(7,551)
Net loss	----		----	----	----	----		----	(407,625)	(407,625)
Balance, December 31, 2022	458	$	----	554,406,438	$5,544	$23,789,783	$	----	$(24,303,253)	$(507,926)
Stock issued for services	----		----	201,600,000	2,016	401,184		----	----	403,200
Stock issued for debt conversion	----		----	84,249,291	842	46,935		----	----	47,777
Stock to be issued	----		----	----	----	----		314,667	----	314,667
Record original debt discount	----		----	----	----	(39,924)		----	----	(39,924)
Net loss	----		----	----	----	----		----	(798,477)	(798,477)
Balance, December 31, 2023	458	$	----	840,255,729	$8,403	$24,197,978		$314,667	$(25,101,730)	$(580,682)
Stock issued for debt conversion	----		----	1,224,547,882	12,245	96,555		----	----	108,800
Stock issued for services	----		----	100,000,000	1,000	29,000		----	----	30,000
Stock to be issued	----		----	----	----	----		12,919	----	12,919
Record original debt discount	----		----	----	----	(25,745)		----	----	(25,745)
Net loss	----		----	----	----	----		----	(1,024,866)	(1,024,866)
Balance, December 31, 2024	458	$	----	2,164,803,611	$21,648	$24,297,788		$327,586	$(26,126,596)	$(1,479,574)

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Statements of Cash Flows

(Unaudited)

	For the Years Ended
	December 31,
	2024		2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)		$(1,024,866)		$(798,477)
Adjustment to reconcile net loss to net cash provided in operations:
Decrease (increase) in Inventory		(7,471)		(86,500)
Change in fair market value of derivatives		156,687		(68,329)
Amortization of debt discount		42,508		150,000
Depreciation		5,240		5,241
Gain (loss) on extinguishment of debt		----		(5,600)
Stock issued for services		30,000		759,867
Change in assets and liabilities:
Accounts receivable		79,385		(249,600)
Accrued management fees		300,000		(206,667)
Accounts payable and other accrued liabilities		22,100		40,800
Accrued interest		313,255		4,630
Net cash (used in) provided by operating activities		(83,162)		(454,635)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in subsidiary		(50,300)		----
Property, plant and equipment		----		(15,724)
Net cash used in Investing Activities		(50,300)		(15,724)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) convertible notes payable		129,605		117,500
Proceeds (payments) notes payable, related party		500		----
Stock issued to reduce debt		----		47,777
Stock issued for acquisition		----		314,667
Net cash provided by financing activates		130,105		479,944

Net change in cash and cash equivalents		(3,357)		9,585
Cash and cash equivalents Beginning of period		9,585		----
Cash and cash equivalents End of period		$6,228		$9,585

Supplemental cash flow information
Cash paid for interest	$	----	$	----
Cash paid for taxes	$	----	$	----

Non-cash transactions
Debt/accrued interest converted into common stock		$34,628		$47,777
Original discount recorded on notes with derivative liability		$49,738		$150,000
Extinguishment of the derivative liability related to debt conversions		$84,366		$40,425

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Notes to Financial Statements

(Unaudited)

NOTE 1: NATURE OF BUSINESS

ORGANIZATION

North America Frac Sand, Inc. (OTC: NAFS) North America Frac Sand Inc, dba HRC Company; (www.havanaroasters.com) Some of the key features of the company include its growth potential, its focus on building coffee-related businesses, which includes our two primary base roasts available in whole bean, ground, single serve K-Cups, and coming soon Nespresso Compatibles.

Our primary Cuban Style gourmet roast; “Espresso Supreme” blend is roasted to a deep, dark, color with abundant flavor. This authentic Cuban-style roast is a perfect combination of the world’s best Arabica and Robust beans sourced from Africa, Central & South America cutting down on both acidity and bitterness. The texture is oily, and the flavor has hints of caramel and smoke, reminiscent of the full-bodied “sabor” or taste, known and loved worldwide. Our Americano Blend is as deliciously unforgettable as our Cuban Espresso Supreme. Our rich, strong American style coffee is blended mostly from Arabica/Robusto beans. We are very proud that our roasters have mastered a bold yet smooth taste that delivers more than a “regular” cup of coffee.

Inspired by our rich Cuban heritage, our roasting technique creates a taste and sensation that is truly memorable. Our hand-crafted Cuban style roast is full of deep and rich flavor.

Available online at our store www.havanaroasters.com,www.Walmart.com, www.bedbath.com, www.homedepot.com, www.officedepot.com and through national distributors KeHE, UNFI,other regional distributors, independent groceries, supermarket’s and specialty retailer.

North America Frac Sand, Inc. is a Wyoming corporation. The Company is headquartered in Hollywood, Florida.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenue sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company includes obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany accounts and transactions have been eliminated.

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION OF PRIOR PERIOD PRESENTATION

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

FISCAL YEAR END

The Company elected December 31, as its fiscal year ending date.

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  Cash and cash equivalents at December 31, 2024 and December 31, 2023 were $6,228 and $9,585, respectively.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Trade receivables are recorded at net realizable value consisting of the carrying amount less the allowance for doubtful accounts, as needed. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. The Company may also use the direct write-off method to account for uncollectible accounts that are not received. Using the direct write-off method, trade receivable balances are written off to bad debt expense when an account balance is deemed to be uncollectible.  The Company believes that all accounts receivable are collectable as of December 31, 2024.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives or the term of the lease using the straight-line method for financial statement purposes. Estimated useful lives in years for depreciation are five to seven years for property and equipment. Additions, betterments, and replacements are capitalized, while expenditures for repairs and maintenance are charged to operations when incurred. As units of property are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

REVENUE RECOGNITION

The Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Revenue is recognized when all of the following criteria are met:

•Identification of the contract, or contracts, with a customer

A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and the parties are committed to perform, and (iii) we determine that collection of substantially all consideration to which it will be entitled in exchange for goods or services that will be transferred is probable based on the customer’s intent and ability to pay the promised consideration.

•Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, we apply judgment to determine whether promised goods or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.

•Determination of the transaction price

The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer. Constraints are applied when estimating variable considerations based on historical experience where applicable.

•Allocation of the transaction price to the performance obligations in the contract

All current contracts are of a single performance obligation thus the entire transaction price is allocated to the single performance obligation. We determine standalone selling price taking into account available information such as historical selling prices of the performance obligation, geographic location, overall strategic objective, market conditions and internally approved pricing guidelines related to the performance obligation.

•Recognition of revenue when, or as, we satisfy performance obligation

We satisfy performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at or over the time the related performance obligation is satisfied by transferring a promised good or service to a customer.

Revenue for the years ended December 31, 2024 and 2023 were $188,250 and $137,305 respectively.  The performance obligation has been met as per ASC 606.

CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, accounts receivable and restricted cash. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit-quality financial institutions in bank deposits, money market funds, U.S. government securities and other investment grade debt securities that have strong credit ratings. The Company has established guidelines relative to diversification of its cash and marketable securities and their maturities that are intended to secure safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates and changes in the Company’s operations and financial position. Although the Company may deposit its cash and cash equivalents with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notice as of December 31, 2024.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased.

As of December 31, 2024, the Company had unused net operating loss carry forwards of $5,082,821 available to reduce federal taxable income. The Company’s ability to offset future taxable income, if any, with tax net operating loss carryforwards may be limited due to the non-filing of tax returns. Under the CARES act, net operating losses arising after 2017 are able to be carried forward indefinitely. Furthermore, changes in ownership may result in limitations under Internal Revenue Code Section 382.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2024. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

DERIVATIVE LIABILITIES

Derivative liabilities include the fair value of instruments such as common stock warrants, preferred stock warrants and convertible features of notes, that are initially recorded at fair value and are required to be re-measured to fair value at each reporting period under provisions of ASC 480, Distinguishing Liabilities from Equity, or ASC 815, Derivatives and Hedging. The change in fair value of the instruments is recognized as a component of other income (expense) in the Company’s statements of operations until the instruments settle, expire or are no longer classified as derivative liabilities. The Company estimates the fair value of these instruments using the Black-Scholes pricing model. The significant assumptions used in estimating the fair value include the exercise price, volatility of the stock underlying the instrument, risk-free interest rate, estimated fair value of the stock underlying the instrument and the estimated life of the instrument.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.”  Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

RELATED PARTIES

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.  Related party transactions for the periods ended December 31, 2024 and December 31, 2023 totaled $500 and $403,201, respectively, and consisted of equity and note payable transactions.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of, performance commitment date or performance completion date.

Share-based expenses were $30,000 for the period ended December 31, 2024, and $403,201 for the period ended December 31, 2023.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. There are no potentially dilutive shares of common stock.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of December 31, 2024 and December 31, 2023.

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3: INVENTORIES

All inventories are stated at the lower of cost or net realizable value.  Cost of our inventories is determined by costing methods that approximate a first-in, first-out (“FIFO”) basis.  Inventories are as follows:

	December 31, 2024	December 31, 2023
Finished products	$93,971	$86,500
Total inventories	$93,971	$86,500

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, at costs, consist of the following:

	December 31, 2024	December 31, 2023
Equipment	$15,724	$15,724
Less: Accumulated depreciation	10,482	5,241
Net property and equipment	$5,242	$10,483

Depreciation expense for the years ended December 31, 2024 and 2023 were $5,240 and $5,241, respectively.

NOTE 5: ACCRUED COMPENSATION

The Company’s accrued compensation consisted of the following:

	December 31, 2024	December 31, 2023
Gabriel Martinez	$550,000	$250,000
Total Accrued Compensation	$550,000	$250,000

On March 17, 2023, Mr. Frank Yglesias executed stock purchase agreements with HRC Holdings where HRC Holdings acquired control of North America Frac Sand, Inc. Under this stock purchase agreement, a board resolution was approved naming Mr. Gabriel Martinez as the Chairman and Chief Executive Officer. The Company approved annual compensation for Mr. Martinez of Three Hundred Thousand dollars, ($300,000) equally distributed for his services as Chief Executive Officer and his board of directors’ membership. Additionally, Mr. Frank Yglesias offered his resignation as the Company’s Chief Executive Officer and his board of directors’ membership.

NOTE 6: CONVERTIBLE NOTE PAYABLE

The following table represents the convertible notes payable at December 31, 2024 and December 31, 2023, respectively.

	December 31, 2024	December 31, 2023
J P Carey Enterprises, Inc., an unrelated party advanced the Company funds secured by a convertible note. Convertible into common shares at a discount rate of 50% to the FMV, after 180 days following the issuance date. The notes state an eight percent (8%) annual percentage rate and due in 12 months. Accrued interest at December 31, 2024 and December 31, 2023 was $118,206 and $18,122, respectively.	$151,050	$117,500
Machiavelli LTD LLC, an unrelated party advanced the Company funds secured by a convertible note. Convertible into common shares at a discount rate of 50% to the FMV, after 180 days following the issuance date. The notes state an eight percent (8%) annual percentage rate and due in 12 months. Accrued interest at December 31, 2024 and December 31, 2023 was $6,291 and $2,067, respectively.	7,500	7,500
Franjose Yglesias, an unrelated party advanced the Company funds secured by a convertible note. Convertible into common shares at a discount rate of 50% to the FMV, after 180 days following the issuance date. The notes state an eight percent (8%) annual percentage rate and due in 12 months. Accrued interest at December 31, 2024 and December 31, 2023 was $21,534 and $9,501, respectively.	150,000	150,000

Default Principal	177,000	----
Less debt discount	7,792	275,000
Total Convertible notes payable, net of discount	477,758	275,000
Total accrued interest	$146,031	$29,691

NOTE 7: SHAREHOLDERS’ EQUITY

PREFERRED STOCK

The Company has been authorized to issue 100,000,000 shares of $0.00001 par value Preferred Stock.  The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A:  10 shares of preferred stock have been designated as Series A.  The certificate of designations for the Preferred A Stock provides that it may only be issued in exchange for the partial or full retirement of debt held by management, employees or consultants, or as directed by a majority vote of the Board of Directors.  Whereas the September 17, 2014 amendment enabled the Series A may be convertible into the number of shares of common stock which equals four times the sum of (i) the total number of shares of common stock which are issued and outstanding at the time of conversion, plus (ii) the total number of shares of Series B and Series C preferred stocks which are issued and outstanding at the time of conversion; the July 28, 2016 amendment eliminated all conversion rights associated with this class of stock. The Series A class possesses a number of votes equal to the number of common stock equivalents, if converted.

Series B:  99,999,990 shares of preferred stock have been designated as Series B.  The certificate of designation for the Preferred B Stock provides that as a class shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.  Preferred Series B will have liquidation rites, an amount equal to $1.00 per share, plus any declared but unpaid dividends for each share held. Each share will have 10 votes.  Each share of Series B Preferred Stock shall be convertible into common shares, at any time, and/or from time to time, into the number of shares of the Corporation’s Common Stock, par value $0.00001 per share, equal to the price of the Series B Preferred Stock, divided by the par value of the Common Stock, subject to adjustment as may be determined by the Board of Directors from time-to-time (the “Conversion Rate”).

Total shares of preferred stock, Series A, issued and outstanding at December 31, 2024 and December 31, 2023 were 8 and 8, respectively.

Total shares of preferred stock, Series B, issued and outstanding at December 31, 2024 and December 31, 2023 were 450 and 450, respectively.

COMMON STOCK

The Company’s authorized capital stock consists of 2,000,000,000 shares of $0.00001 par value per share Common Stock. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

Details to the issuance of common stock is presented in Item 3, A: Issuance History.

Total shares of common stock issued and outstanding at December 31, 2024 and December 31, 2023 were 1,974,803,611 and 840,255,729, respectively.

WARRANTS AND OPTIONS

None

NOTE 8. RELATED PARTY TRANSACTIONS

EMPLOYMENT AND BOARD OF DIRECTOR AGREEMENTS

The Company has employment and board of director agreements with its key employees, the controlling shareholders, who are its officers and directors of the Company.

•Mr. Gabriel Martinez

On March 17, 2023, Mr. Frank Yglesias executed stock purchase agreements with HRC Holdings where HRC Holdings acquired control of North America Frac Sand, Inc. Under this stock purchase agreement, a board resolution was approved naming Mr. Gabriel Martinez as the Chairman and Chief Executive Officer. The Company approved annual compensation for Mr. Martinez of Three Hundred Thousand dollars, ($300,000) equally distributed for his services as Chief Executive Officer and his board of directors’ membership.

•Mr. Frank Yglesias, Former CEO

On March 17, 2023, Mr. Frank Yglesias offered his resignation as the Company’s Chief Executive Officer and his board directorship.

Amounts included in accruals represent amounts due to the officers and directors for corporate obligations under the above-mentioned agreements.  Payments on behalf of the Company and accruals made under contractual obligation are accrued. As of December 31, 2024, and December 31, 2023, accrued expenses were $550,000 and $250,000, respectively.

NOTE PAYABLE

In support of the Company’s efforts and cash requirements, it has relied on advances from the Chief Executive Officer and shareholders until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support.

On March 17, 2023, our former Chief Executive Officer Mr. Frank Yglesias, executed a convertible note payable in the amount of One Hundred Fifty Thousand dollars ($150,000) as a reduction of accrued compensation. The note carries an 8% annual interest rate. The outstanding principal and interest may be converted into the Company’s Common Stock at a 50% discount to the FMV after 180 days from the execution date.

At December 31,2024 and December 31, 2023, the convertible notes accumulative balances were $150,000 and $150,000, respectively. Accrued interest at December 31, 2024 and December 31, 2023 was $21,534 and $9,501, respectively.

EQUITY TRANSACTIONS

On March 17, 2023, Gabriel Martinez executed stock purchase agreements with Mr. Franjose Yglesias. Mr. Martinez purchased 8 shares each of Preferred A from Mr. Yglesias. Mr. Martinez was also issued 201,600,000 shares of the Company’s restricted Common Stock in accordance with the terms of the stock purchase agreement. The shares were issued at FMV of $0.0022 or $403,201.

NOTE 9. COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 10: SUBSEQUENT EVENTS

In accordance with ASC 855-10, the company has analyzed its operations subsequent to December 31, 2024, through the date these financial statements were issued (date of filing with the OTC Markets) and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events discussed below.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Balance Sheets

(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$9,585	$	---
Accounts receivable, net of allowance for doubtful Accounts of $0 and $0, respectively	249,600		---
Inventory	86,500		---
Total Current Assets	345,685		---
Property, plant and equipment, net of accumulated depreciation of $5,241 and $0	10,483		---
TOTAL ASSETS	$356,168	$	---

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	40,800		---
Accrued management fees	250,000		456,667
Accrued interest	29,691		25,061
Note payable	----		5,600
Convertible note payable, net of discount of $0 and $0, respectively	275,000		157,500
Derivative liability	341,359		219,764
Total Current Liabilities	936,850		864,592
TOTAL LIABILITIES	936,850		864,592

Stockholders’ Deficit
Preferred stock Series A: 10 authorized; $0.00001 par value 8 and 8 shares issued and outstanding, respectively	----		----
Preferred stock Series B: 99,999,990 authorized; $0.00001 par value 450 and 450 shares issued and outstanding, respectively	----		----
Common stock: 2,000,000,000 authorized; $0.00001 par value 840,255,729 and 554,406,438 shares issued and outstanding, respectively	8,403		4,958
Additional paid-in capital	24,197,978		23,433,703
Stock to be issued	314,667		----
Accumulated deficit	(25,101,730)		(24,303,253)
Total Stockholders’ Deficit	(580,682)		(864,592)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$356,168	$	---

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Statements of Operations

(Unaudited)

	For the Years Ended
	December 31,
	2023	2022
Revenues
Sales	$137,305	$	----
Cost of goods sold	58,809		----
Gross Profit	78,496		----

Operating Expenses
Stock for services	403,201		----
Professional fees	7,000		6,000
Selling, general and administrative expense	365,554		314,000
Depreciation expense	5,241		----
Total operating expenses	780,996		320,000

Net loss from operations	(702,500)		(320,000)

Other income (expense)
Interest expense	(19,906)		(11,370)
Interest expense related to derivative liability	(150,000)		(20,000)
Gain (loss) on extinguishment of debt	5,600		(14,000)
Change in derivative	68,329		(42,255)
Income taxes	----		----

Net loss	$(798,477)		$(407,625)

Basic and diluted loss per share	$(0.00)		$(0.00)

Weighted average number of shares outstanding	770,349,526		495,741,665

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Statement of Stockholders’ Deficit

(Unaudited)

						Additional
	Preferred Stock			Common Stock		Paid in		Stock to be	Accumulated
	Shares		Amount	Shares	Deficit	Capital		Issued	Deficit	Total
Balance, December 31, 2021	458	$	----	495,741,665	$4,958	$23,441,254	$	----	$(23,895,628)	$(449,416)

Stock issued for services	----		----	58,664,773	587	356,080		----	----	356,667
Record original debt discount	----		----	----	----	(7,551)		----	----	(7,551)
Net loss	----		----	----	----	----		----	(407,625)	(407,625)
Balance, December 31, 2022	458	$	----	554,406,438	$5,544	$23,789,783	$	----	$(24,303,253)	$(507,926)
Stock issued for services	----		----	201,600,000	2,016	401,184		----	----	403,200
Stock issued for debt conversion	----		----	84,249,291	842	46,935		----	----	47,777
Stock to be issued	----		----	----	----	----		314,667	----	314,667
Record original debt discount	----		----	----	----	(39,924)		----	----	(39,924)
Net loss	----		----	----	----	----		----	(798,477)	(798,477)
Balance, December 31, 2023	458	$	----	840,255,729	$8,403	$24,197,978		$314,667	$(25,101,730)	$(580,682)

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Statements of Cash Flows

(Unaudited)

	For the Years Ended
	December 31,
	2023		2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)		$(798,477)		$(407,625)
Adjustment to reconcile net loss to net cash provided in operations:
Decrease (increase) in Inventory		(86,500)		----
Change in fair market value of derivatives		(68,329)		42,255
Amortization of debt discount		150,000		20,000
Depreciation		5,241		----
Gain on extinguishment of debt		(5,600)		14,000
Stock issued for services		759,867		----
Change in assets and liabilities:
Accounts receivable		(249,600)		----
Accrued management fees		(206,667)		300,000
Accounts payable and other accrued liabilities		40,800		----
Accrued interest		4,630		11,370
Net cash (used in) provided by operating activities		(454,635)		(20,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment		(15,724)		----
Net cash used in Investing Activities		(15,724)		----

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) convertible notes payable		117,500		20,000
Stock issued to reduce debt		47,777		----
Stock issued for acquisition		314,667		----
Net cash provided by financing activates		479,944		20,000

Net change in cash and cash equivalents		9,585		----
Cash and cash equivalents Beginning of period		----		----
Cash and cash equivalents End of period		$9,585	$	----

Supplemental cash flow information
Cash paid for interest	$	----	$	----
Cash paid for taxes	$	----	$	----

Non-cash transactions
Debt/accrued interest converted into common stock		$47,777	$	----
Original discount recorded on notes with derivative liability		$150,000	$	----
Extinguishment of the derivative liability related to debt conversions		$40,425	$	----

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Notes to Financial Statements

(Unaudited)

NOTE 1: NATURE OF BUSINESS

ORGANIZATION

North America Frac Sand, Inc. (OTC: NAFS) North America Frac Sand Inc, dba HRC Company; (www.havanaroasters.com) Some of the key features of the company include its growth potential, its focus on building coffee-related businesses, which includes our two primary base roasts available in whole bean, ground, single serve K-Cups, and coming soon Nespresso Compatibles.

Our primary Cuban Style gourmet roast; “Espresso Supreme” blend is roasted to a deep, dark, color with abundant flavor. This authentic Cuban-style roast is a perfect combination of the world’s best Arabica and Robust beans sourced from Africa, Central & South America cutting down on both acidity and bitterness. The texture is oily, and the flavor has hints of caramel and smoke, reminiscent of the full-bodied “sabor” or taste, known and loved worldwide. Our Americano Blend is as deliciously unforgettable as our Cuban Espresso Supreme. Our rich, strong American style coffee is blended mostly from Arabica/Robusto beans. We are very proud that our roasters have mastered a bold yet smooth taste that delivers more than a “regular” cup of coffee.

Inspired by our rich Cuban heritage, our roasting technique creates a taste and sensation that is truly memorable. Our hand-crafted Cuban style roast is full of deep and rich flavor.

Available online at our store www.havanaroasters.com,www.Walmart.com, www.bedbath.com, www.homedepot.com, www.officedepot.com and through national distributors KeHE, UNFI, other regional distributors, independent groceries, supermarket’s and specialty retailer.

North America Frac Sand, Inc. is a Wyoming corporation. The Company is headquartered in Hollywood, Florida.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenue sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company includes obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany accounts and transactions have been eliminated.

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION OF PRIOR PERIOD PRESENTATION

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

FISCAL YEAR END

The Company elected December 31, as its fiscal year ending date.

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Cash and cash equivalents at December 31, 2023 and December 31, 2022 were $9,585 and $0, respectively.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Trade receivables are recorded at net realizable value consisting of the carrying amount less the allowance for doubtful accounts, as needed. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. The Company may also use the direct write-off method to account for uncollectible accounts that are not received. Using the direct write-off method, trade receivable balances are written off to bad debt expense when an account balance is deemed to be uncollectible. The Company believes that all accounts receivable are collectable as of December 31, 2023.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives or the term of the lease using the straight-line method for financial statement purposes. Estimated useful lives in years for depreciation are five to seven years for property and equipment. Additions, betterments, and replacements are capitalized, while expenditures for repairs and maintenance are charged to operations when incurred. As units of property are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

REVENUE RECOGNITION

The Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Revenue is recognized when all of the following criteria are met:

•Identification of the contract, or contracts, with a customer

A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and the parties are committed to perform, and (iii) we determine that collection of substantially all consideration to which it will be entitled in exchange for goods or services that will be transferred is probable based on the customer’s intent and ability to pay the promised consideration.

•Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, we apply judgment to determine whether promised goods or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.

•Determination of the transaction price

The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer. Constraints are applied when estimating variable considerations based on historical experience where applicable.

•Allocation of the transaction price to the performance obligations in the contract

All current contracts are of a single performance obligation thus the entire transaction price is allocated to the single performance obligation. We determine standalone selling price taking into account available information such as historical selling prices of the performance obligation, geographic location, overall strategic objective, market conditions and internally approved pricing guidelines related to the performance obligation.

•Recognition of revenue when, or as, we satisfy performance obligation

We satisfy performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at or over the time the related performance obligation is satisfied by transferring a promised good or service to a customer.

Revenue for the years ended December 31, 2023 and 2022 were $137,305 and $0 respectively. The performance obligation has been met as per ASC 606.

CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, accounts receivable and restricted cash. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit-quality financial institutions in bank deposits, money market funds, U.S. government securities and other investment grade debt securities that have strong credit ratings. The Company has established guidelines relative to diversification of its cash and marketable securities and their maturities that are intended to secure safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates and changes in the Company’s operations and financial position. Although the Company may deposit its cash and cash equivalents with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notice as of December 31, 2024.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased.

As of December 31, 2023, the Company had unused net operating loss carry forwards of $5,082,821 available to reduce federal taxable income. The Company’s ability to offset future taxable income, if any, with tax net operating loss carryforwards may be limited due to the non-filing of tax returns. Under the CARES act, net operating losses arising after 2017 are able to be carried forward indefinitely. Furthermore, changes in ownership may result in limitations under Internal Revenue Code Section 382.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2023. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

DERIVATIVE LIABILITIES

Derivative liabilities include the fair value of instruments such as common stock warrants, preferred stock warrants and convertible features of notes, that are initially recorded at fair value and are required to be re-measured to fair value at each reporting period under provisions of ASC 480, Distinguishing Liabilities from Equity, or ASC 815, Derivatives and Hedging. The change in fair value of the instruments is recognized as a component of other income (expense) in the Company’s statements of operations until the instruments settle, expire or are no longer classified as derivative liabilities. The Company estimates the fair value of these instruments using the Black-Scholes pricing model. The significant assumptions used in estimating the fair value include the exercise price, volatility of the stock underlying the instrument, risk-free interest rate, estimated fair value of the stock underlying the instrument and the estimated life of the instrument.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.”  Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

RELATED PARTIES

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Related party transactions for the periods ended December 31, 2023 and December 31, 2022 totaled $403,200 and $0, respectively, and consisted of equity and note payable transactions.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of, performance commitment date or performance completion date.

Share-based expenses were $403,200 for the period ended December 31, 2023, and $0 for the period ended December 31, 2022.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. There are no potentially dilutive shares of common stock.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of December 31, 2023 and December 31, 2022.

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3: INVENTORIES

All inventories are stated at the lower of cost or net realizable value.  Cost of our inventories is determined by costing methods that approximate a first-in, first-out (“FIFO”) basis.  Inventories are as follows:

	December 31, 2023	December 31, 2022
Finished products	$86,500	$	----
Total inventories	$86,500	$	----

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, at costs, consist of the following:

	December 31, 2023	December 31, 2022
Equipment	$15,724	$	----
Less: Accumulated depreciation	5,241		----
Net property and equipment	$10,483	$	----

Depreciation expense for the years ended December 31, 2023 and 2022 were $5,241 and $0, respectively.

NOTE 5: ACCRUED COMPENSATION

The Company’s accrued compensation consisted of the following:

	December 31, 2023	December 31, 2022
Gabriel Martinez	$250,000	$	----
Frank Yglesias	----		456,667
Total Accrued Compensation	$250,000		$456,667

On March 17, 2023, Mr. Frank Yglesias executed stock purchase agreements with HRC Holdings where HRC Holdings acquired control of North America Frac Sand, Inc. Under this stock purchase agreement, a board resolution was approved naming Mr. Gabriel Martinez as the Chairman and Chief Executive Officer. The Company approved annual compensation for Mr. Martinez of Three Hundred Thousand dollars, ($300,000) equally distributed for his services as Chief Executive Officer and his board of directors’ membership. Additionally, Mr. Frank Yglesias offered his resignation as the Company’s Chief Executive Officer and his board of directors’ membership.

NOTE 6: NOTE PAYABLE

The following table represents the notes payable at December 31, 2023 and December 31, 2022, respectively.

		December 31, 2023	December 31, 2022
Frank Yglesias, the Company’s former CEO, advanced the Company funds for operations. The demand note carries and zero percent (0%) annual percentage rate. Accrued interest at December 31, 2023 and December 31, 2022 was $0 and $0, respectively.	$	----	$5,600
Total notes payable		----	5,600
Total accrued interest		----	----
Current portion	$	----	$5,600

NOTE 7: CONVERTIBLE NOTE PAYABLE

The following table represents the convertible notes payable at December 31, 2023 and December 31, 2022, respectively.

	December 31, 2023	December 31, 2022
J P Carey Enterprises, Inc., an unrelated party advanced the Company funds secured by a convertible note. Convertible into common shares at a discount rate of 50% to the FMV, after 180 days following the issuance date. The notes state an eight percent (8%) annual percentage rate and due in 12 months. Accrued interest at December 31, 2023 and December 31, 2022 was $18,122 and $23,104, respectively.	$117,500	$147,500
Machiavelli LTD LLC, an unrelated party advanced the Company funds secured by a convertible note. Convertible into common shares at a discount rate of 50% to the FMV, after 180 days following the issuance date. The notes state an eight percent (8%) annual percentage rate and due in 12 months. Accrued interest at December 31, 2023 and December 31, 2022 was $2,067 and $1,468, respectively.	7,500	7,500
World Market Ventures, LLC, an unrelated party advanced the Company funds secured by a convertible note. Convertible into common shares at a discount rate of 50% to the FMV, after 180 days following the issuance date. The notes state an eight percent (8%) annual percentage rate and due in 12 months. Accrued interest at December 31, 2023 and December 31, 2022 was $0 and $489, respectively.	0	2,500
Franjose Yglesias, an unrelated party advanced the Company funds secured by a convertible note. Convertible into common shares at a discount rate of 50% to the FMV, after 180 days following the issuance date. The notes state an eight percent (8%) annual percentage rate and due in 12 months. Accrued interest at December 31, 2023 and December 31, 2022 was $9,501 and $0, respectively.	150,000	----

Less debt discount	----	----
Total Convertible notes payable, net of discount	275,000	157,500
Total accrued interest	$29,691	$25,061

NOTE 8: SHAREHOLDERS’ EQUITY

PREFERRED STOCK

The Company has been authorized to issue 100,000,000 shares of $0.00001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A:  10 shares of preferred stock have been designated as Series A.  The certificate of designations for the Preferred A Stock provides that it may only be issued in exchange for the partial or full retirement of debt held by management, employees or consultants, or as directed by a majority vote of the Board of Directors.  Whereas the September 17, 2014 amendment enabled the Series A may be convertible into the number of shares of common stock which equals four times the sum of (i) the total number of shares of common stock which are issued and outstanding at the time of conversion, plus (ii) the total number of shares of Series B and Series C preferred stocks which are issued and outstanding at the time of conversion; the July 28, 2016 amendment eliminated all conversion rights associated with this class of stock. The Series A class possesses a number of votes equal to the number of common stock equivalents, if converted.

Series B:  99,999,990 shares of preferred stock have been designated as Series B.  The certificate of designation for the Preferred B Stock provides that as a class shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.  Preferred Series B will have liquidation rites, an amount equal to $1.00 per share, plus any declared but unpaid dividends for each share held. Each share will have 10 votes. Each share of Series B Preferred Stock shall be convertible into common shares, at any time, and/or from time to time, into the number of shares of the Corporation’s Common Stock, par value $0.00001 per share, equal to the price of the Series B Preferred Stock, divided by the par value of the Common Stock, subject to adjustment as may be determined by the Board of Directors from time-to-time (the “Conversion Rate”).

Total shares of preferred stock, Series A, issued and outstanding at December 31, 2023 and December 31, 2022 were 8 and 8, respectively.

Total shares of preferred stock, Series B, issued and outstanding at December 31, 2023 and December 31, 2022 were 450 and 450, respectively.

COMMON STOCK

The Company’s authorized capital stock consists of 2,000,000,000 shares of $0.00001 par value per share Common Stock. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

Details to the issuance of common stock is presented in Item 3, A: Issuance History.

Total shares of common stock issued and outstanding at December 31, 2023 and December 31, 2022 were 840,255,729 and 554,406,438, respectively.

WARRANTS AND OPTIONS

None

NOTE 9: RELATED PARTY TRANSACTIONS

EMPLOYMENT AND BOARD OF DIRECTOR AGREEMENTS

The Company has employment and board of director agreements with its key employees, the controlling shareholders, who are its officers and directors of the Company.

•Mr. Gabriel Martinez

On March 17, 2023, Mr. Frank Yglesias executed stock purchase agreements with HRC Holdings where HRC Holdings acquired control of North America Frac Sand, Inc. Under this stock purchase agreement, a board resolution was approved naming Mr. Gabriel Martinez as the Chairman and Chief Executive Officer. The Company approved annual compensation for Mr. Martinez of Three Hundred Thousand dollars, ($300,000) equally distributed for his services as Chief Executive Officer and his board of directors’ membership.

•Mr. Frank Yglesias, Former CEO

On March 17, 2023, Mr. Frank Yglesias offered his resignation as the Company’s Chief Executive Officer and his board directorship.

Amounts included in accruals represent amounts due to the officers and directors for corporate obligations under the abovementioned agreements. Payments on behalf of the Company and accruals made under contractual obligation are accrued. As of December 31, 2023, and December 31, 2022, accrued expenses were $250,000 and $456,667, respectively.

NOTE PAYABLE

In support of the Company’s efforts and cash requirements, it has relied on advances from the Chief Executive Officer and shareholders until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support.

During the period ending March 31, 2023, our former Chief Executive Officer, Mr. Frank Yglesias loaned the Company $5,600 for operations.  The loan is secured by a demand with a zero annual percentage rate.

At December 31, 2023 and December 31, 2022, the demand notes accumulative balances were $0 and $5,600, respectively. Accrued interest at December 31, 2023 and December 31, 2022 was $0 and $0, respectively.

On March 17, 2023, our former Chief Executive Officer Mr. Frank Yglesias, executed a convertible note payable in the amount of One Hundred Fifty Thousand dollars ($150,000) as a reduction of accrued compensation. The note carries an 8% annual interest rate. The outstanding principal and interest may be converted into the Company’s Common Stock at a 50% discount to the FMV after 180 days from the execution date.

At December 31,2023 and December 31, 2022, the convertible notes accumulative balances were $150,000 and $0, respectively. Accrued interest at December 31, 2023 and December 31, 2022 was $9,501 and $0, respectively.

EQUITY TRANSACTIONS

On March 17, 2023, Gabriel Martinez executed stock purchase agreements with Mr. Franjose Yglesias. Mr. Martinez purchased 8 shares each of Preferred A from Mr. Yglesias.  Mr. Martinez was also issued 201,600,000 shares of the Company’s restricted Common Stock in accordance with the terms of the stock purchase agreement.  The shares were issued at FMV of $0.0022 or $403,200.

NOTE 10: INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

The provision for Federal income tax consists of the following at December 31:

	2023	2022
Federal income tax benefit attributable to:
Current Operations	$168,000	$86,000
Less: valuation allowance	(168,000)	(86,000)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows at December 31:

	2023	2022
Deferred tax asset attributable to:
Net operating loss carryover	$4,953,821	$4,785,821
Less: valuation allowance	(4,953,821)	(4,785,821)
Net deferred tax asset	$—	$—

At December 31, 2023, the Company had net operating loss carry forwards of approximately $4,953,821 that may be offset against future taxable income. No tax benefit has been reported in the December 31, 2023, or 2022 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2023, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 11: COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 12: SUBSEQUENT EVENTS

In accordance with ASC 855-10, the company has analyzed its operations subsequent to December 31, 2023, through the date these financial statements were issued (date of filing with the OTC Markets) and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events discussed below.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Balance Sheets

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$80,546	$6,228
Accounts receivable, net of allowance for doubtful Accounts of $0 and $0, respectively	62,022	170,215
Inventory	88,959	93,971
Total Current Assets	231,527	270,414
Property, plant and equipment, net of accumulated Depreciation of $11,793 and $10,482	2,621	5,242
Investment in HRC	50,300	50,300
TOTAL ASSETS	$284,448	$325,956

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	49,180	62,900
Accrued management fees	693,797	550,000
Accrued interest	176,458	146,031
Convertible note payable, net of discount of $0 and $7,792, respectively	507,350	477,758
Derivative liability	549,086	568,341
Note payable, related party	500	500
Total Current Liabilities	1,976,371	1,805,530
TOTAL LIABILITIES	1,976,371	1,805,530

Stockholders’ Deficit
Preferred stock Series A: 10 authorized; $0.00001 par value 8 and 8 shares issued and outstanding, respectively	----	----
Preferred stock Series B: 99,999,990 authorized; $0.00001 par value 450 and 450 shares issued and outstanding, respectively	----	----
Common stock: 2,000,000,000 authorized; $0.00001 par value 2,246,796,272 and 2,164,803,611 shares issued and outstanding, respectively	22,468	21,648
Additional paid-in capital	24,297,788	24,297,788
Stock to be issued	327,586	327,586
Accumulated deficit	(26,339,765)	(26,126,596)
Total Stockholders’ Deficit	(1,691,923)	(1,479,574)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$284,448	$325,956

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Statements of Operations

(Unaudited)

	For the Three Month Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues
Sales	$46,688	$32,165	$51,613	$68,606
Cost of goods sold	3,991	8,482	8,750	10,301
Gross Profit	42,697	23,683	42,863	58,305

Operating Expenses
Stock for services	---	30,000	100	30,000
Professional fees	3,153	---	3,153	---
Selling, general and administrative expense	92,403	83,380	169,299	171,538
Depreciation expense	1,310	1,310	2,620	2,620
Total operating expenses	96,866	114,690	175,172	204,158

Net loss from operations	(54,169)	(91,007)	(132,309)	(145,853)

Other income (expense)
Interest expense	(25,897)	(89,144)	(52,228)	(106,927)
Amortization of debt discount	----	---	(7,792)	---
Cash rewards	706	---	706	---
Unrealized loss on investment	----	---	(40,801)	---
Change in derivative	2,131	13,136	19,255	35,348
Income taxes	----	----	----	---

Net loss	$(77,229)	$(167,015)	$(213,169)	$(217,432)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding	2,246,796,272	1,185,515,769	2,232,952,103	1,051,667,800

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Statement of Stockholders’ Deficit

(Unaudited)

						Additional
	Preferred Stock			Common Stock		Paid in		Stock to be	Accumulated
	Shares		Amount	Shares	Deficit	Capital		Issued	Deficit	Total
Balance, December 31, 2022	458	$	----	554,406,438	$5,544	$23,789,783	$	----	$(24,303,253)	$(507,926)
Stock issued for services	----		----	201,600,000	2,016	401,184		----	----	403,200
Stock issued for debt conversion	----		----	84,249,291	842	46,935		----	----	47,777
Stock to be issued	----		----	----	----	----		314,667	----	314,667
Record original debt discount	----		----	----	----	(39,924)		----	----	(39,924)
Net loss	----		----	----	----	----		----	(798,477)	(798,477)
Balance, December 31, 2023	458	$	----	840,255,729	$8,403	$24,197,978		$314,667	$(25,101,730)	$(580,682)
Stock issued for debt conversion	----		----	1,224,547,882	12,245	96,555		----	----	108,800
Stock issued for services	----		----	100,000,000	1,000	29,000		----	----	30,000
Stock to be issued	----		----	----	----	----		12,919	----	12,919
Record original debt discount	----		----	----	----	(25,745)		----	----	(25,745)
Net loss	----		----	----	----	----		----	(1,024,866)	(1,024,866)
Balance, December 31, 2024	458	$	----	2,164,803,611	$21,648	$24,297,788		$327,586	$(26,126,596)	$(1,479,574)
Stock issued for services	----		----	10,000,000	100	----		----	----	100
Record original debt discount	----		----	71,992,661	720	----		----	----	720
Net loss	----		----	----	----	----		----	(213,169)	(213,169)
Balance, June 30, 2025	458	$	----	2,246,796,272	$22,468	$24,297,788		$327,586	$(26,339,765)	$(1,691,923)

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	June 30,
	2025		2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)		$(213,169)		$(217,432)
Adjustment to reconcile net loss to net cash provided in operations:
Decrease (increase) in Inventory		5,012		(9,270)
Change in fair market value of derivatives		(19,255)		(35,348)
Amortization of debt discount		7,792		---
Depreciation		2,620		2,620
Stock issued for services		100		30,000
Change in assets and liabilities:
Accounts receivable		108,193		(30,175)
Accrued management fees		143,797		150,000
Accounts payable and other accrued liabilities		(13,720)		3,601
Accrued interest		52,228		119,847
Net cash (used in) provided by operating activities		73,598		13,843

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) convertible notes payable		720		---
Proceeds (payments) notes payable, related party		---		500
Net cash provided by financing activates		720		500

Net change in cash and cash equivalents		74,318		14,343
Cash and cash equivalents Beginning of period		6,228		9,585
Cash and cash equivalents End of period		$80,546		$23,928

Supplemental cash flow information
Cash paid for interest	$	----	$	----
Cash paid for taxes	$	----	$	----

Non-cash transactions
Debt/accrued interest converted into common stock	$	----		$115,618
Extinguishment of the derivative liability related to debt conversions	$	----		$115,618

The accompanying notes are an integral part of these unaudited financial statements.

North America Frac Sand, Inc.

dba HRC Company

Notes to Financial Statements

(Unaudited)

NOTE 1: NATURE OF BUSINESS

ORGANIZATION

North America Frac Sand, Inc. (OTC: NAFS) North America Frac Sand Inc, dba HRC Company; (www.havanaroasters.com) Some of the key features of the company include its growth potential, its focus on building coffee-related businesses, which includes our two primary base roasts available in whole bean, ground, single serve K-Cups, and coming soon Nespresso Compatibles.

Our primary Cuban Style gourmet roast; “Espresso Supreme” blend is roasted to a deep, dark, color with abundant flavor. This authentic Cuban-style roast is a perfect combination of the world’s best Arabica and Robust beans sourced from Africa, Central & South America cutting down on both acidity and bitterness. The texture is oily, and the flavor has hints of caramel and smoke, reminiscent of the full-bodied “sabor” or taste, known and loved worldwide. Our Americano Blend is as deliciously unforgettable as our Cuban Espresso Supreme. Our rich, strong American style coffee is blended mostly from Arabica/Robusto beans. We are very proud that our roasters have mastered a bold yet smooth taste that delivers more than a “regular” cup of coffee.

Inspired by our rich Cuban heritage, our roasting technique creates a taste and sensation that is truly memorable. Our hand-crafted Cuban style roast is full of deep and rich flavor.

Available online at our store www.havanaroasters.com,www.Walmart.com, www.bedbath.com, www.homedepot.com, www.officedepot.com and through national distributors KeHE, UNFI,other regional distributors, independent groceries, supermarket’s and specialty retailer.

North America Frac Sand, Inc. is a Wyoming corporation. The Company is headquartered in Hollywood, Florida.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenue sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company includes obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany accounts and transactions have been eliminated.

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION OF PRIOR PERIOD PRESENTATION

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

FISCAL YEAR END

The Company elected December 31, as its fiscal year ending date.

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  Cash and cash equivalents at June 30, 2025 and December 31, 2024 were $80,546 and $6,228, respectively.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Trade receivables are recorded at net realizable value consisting of the carrying amount less the allowance for doubtful accounts, as needed. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. The Company may also use the direct write-off method to account for uncollectible accounts that are not received. Using the direct write-off method, trade receivable balances are written off to bad debt expense when an account balance is deemed to be uncollectible. The Company believes that all accounts receivable are collectable as of June 30, 2025.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives or the term of the lease using the straight-line method for financial statement purposes. Estimated useful lives in years for depreciation are five to seven years for property and equipment. Additions, betterments, and replacements are capitalized, while expenditures for repairs and maintenance are charged to operations when incurred. As units of property are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

REVENUE RECOGNITION

The Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Revenue is recognized when all of the following criteria are met:

•Identification of the contract, or contracts, with a customer

A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and the parties are committed to perform, and (iii) we determine that collection of substantially all consideration to which it will be entitled in exchange for goods or services that will be transferred is probable based on the customer’s intent and ability to pay the promised consideration.

•Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, we apply judgment to determine whether promised goods or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.

•Determination of the transaction price

The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer. Constraints are applied when estimating variable considerations based on historical experience where applicable.

•Allocation of the transaction price to the performance obligations in the contract

All current contracts are of a single performance obligation thus the entire transaction price is allocated to the single performance obligation. We determine standalone selling price taking into account available information such as historical selling prices of the performance obligation, geographic location, overall strategic objective, market conditions and internally approved pricing guidelines related to the performance obligation.

•Recognition of revenue when, or as, we satisfy performance obligation

We satisfy performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at or over the time the related performance obligation is satisfied by transferring a promised good or service to a customer.

Revenue for the six months ended June 30, 2025 and 2024 were $51,613 and $68,606 respectively.  The performance obligation has been met as per ASC 606.

CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, accounts receivable and restricted cash. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit-quality financial institutions in bank deposits, money market funds, U.S. government securities and other investment grade debt securities that have strong credit ratings. The Company has established guidelines relative to diversification of its cash and marketable securities and their maturities that are intended to secure safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates and changes in the Company’s operations and financial position. Although the Company may deposit its cash and cash equivalents with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notice as of June 30, 2025.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased.

As of June 30, 2025, the Company had unused net operating loss carry forwards of $5,082,821 available to reduce federal taxable income. The Company’s ability to offset future taxable income, if any, with tax net operating loss carryforwards may be limited due to the non-filing of tax returns. Under the CARES act, net operating losses arising after 2017 are able to be carried forward indefinitely. Furthermore, changes in ownership may result in limitations under Internal Revenue Code Section 382.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2025. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

DERIVATIVE LIABILITIES

Derivative liabilities include the fair value of instruments such as common stock warrants, preferred stock warrants and convertible features of notes, that are initially recorded at fair value and are required to be re-measured to fair value at each reporting period under provisions of ASC 480, Distinguishing Liabilities from Equity, or ASC 815, Derivatives and Hedging. The change in fair value of the instruments is recognized as a component of other income (expense) in the Company’s statements of operations until the instruments settle, expire or are no longer classified as derivative liabilities. The Company estimates the fair value of these instruments using the Black-Scholes pricing model. The significant assumptions used in estimating the fair value include the exercise price, volatility of the stock underlying the instrument, risk-free interest rate, estimated fair value of the stock underlying the instrument and the estimated life of the instrument.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.”  Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

RELATED PARTIES

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Related party transactions for the periods ended June 30, 2025 and December 31, 2024 totaled $500 and $500, respectively, and consisted of note payable transactions.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of, performance commitment date or performance completion date.

Share-based expenses were $100 for the period ended June 30, 2025, and $0 for the period ended June 30, 2024.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. There are no potentially dilutive shares of common stock.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of June 30, 2025 and June 30, 2024.

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3: INVENTORIES

All inventories are stated at the lower of cost or net realizable value.  Cost of our inventories is determined by costing methods that approximate a first-in, first-out (“FIFO”) basis.  Inventories are as follows:

	June 30, 2025	December 31, 2024
Finished products	$88,959	$93,971
Total inventories	$88,959	$93,971

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, at costs, consist of the following:

	June 30, 2025	December 31, 2024
Equipment	$15,724	$15,724
Less: Accumulated depreciation	13,103	10,482
Net property and equipment	$2,621	$5,242

Depreciation expense for the six months ended June 30, 2025 and 2024 were $1,310 and $1,310, respectively.

NOTE 5: ACCRUED COMPENSATION

The Company’s accrued compensation consisted of the following:

	June 30, 2025	December 31, 2024
Gabriel Martinez	$693,797	$550,000
Total Accrued Compensation	$693,797	$550,000

On March 17, 2023, a board resolution was approved naming Mr. Gabriel Martinez as the Chairman and Chief Executive Officer. The Company approved annual compensation for Mr. Martinez of Three Hundred Thousand dollars ($300,000) equally distributed for his services as Chief Executive Officer and his board of directors’ membership.

NOTE 6: CONVERTIBLE NOTE PAYABLE

The following table represents the convertible notes payable at June 30, 2025 and December 31, 2024, respectively.

	June 30, 2025	December 31, 2024
J P Carey Enterprises, Inc., an unrelated party advanced the Company funds secured by a convertible note. Convertible into common shares at a discount rate of 50% to the FMV, after 180 days following the issuance date. The notes state an eight percent (8%) annual percentage rate and due in 12 months. Accrued interest at June 30, 2025 and December 31, 2024 was $141,865 and $118,206, respectively.	$151,050	$117,500
Machiavelli LTD LLC, an unrelated party advanced the Company funds secured by a convertible note. Convertible into common shares at a discount rate of 50% to the FMV, after 180 days following the issuance date. The notes state an eight percent (8%) annual percentage rate and due in 12 months. Accrued interest at June 30, 2025 and December 31, 2024 was $7,109 and $6,291, respectively.	7,500	7,500
Franjose Yglesias, an unrelated party advanced the Company funds secured by a convertible note. Convertible into common shares at a discount rate of 50% to the FMV, after 180 days following the issuance date. The notes state an eight percent (8%) annual percentage rate and due in 12 months. Accrued interest at June 30, 2025 and December 31, 2024 was $27,485 and $21,534, respectively.	150,000	150,000

Default Principal	198,800	177,000
Less debt discount	---	7,792
Total Convertible notes payable, net of discount	507,350	477,758
Total accrued interest	$176,458	$146,031

NOTE 7: SHAREHOLDERS’ EQUITY

PREFERRED STOCK

The Company has been authorized to issue 100,000,000 shares of $0.00001 par value Preferred Stock.  The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A:  10 shares of preferred stock have been designated as Series A.  The certificate of designations for the Preferred A Stock provides that it may only be issued in exchange for the partial or full retirement of debt held by management, employees or consultants, or as directed by a majority vote of the Board of Directors.  Whereas the September 17, 2014 amendment enabled the Series A may be convertible into the number of shares of common stock which equals four times the sum of (i) the total number of shares of common stock which are issued and outstanding at the time of conversion, plus (ii) the total number of shares of Series B and Series C preferred stocks which are issued and outstanding at the time of conversion; the July 28, 2016 amendment eliminated all conversion rights associated with this class of stock. The Series A class possesses a number of votes equal to the number of common stock equivalents, if converted.

Series B:  99,999,990 shares of preferred stock have been designated as Series B.  The certificate of designation for the Preferred B Stock provides that as a class shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.  Preferred Series B will have liquidation rites, an amount equal to $1.00 per share, plus any declared but unpaid dividends for each share held. Each share will have 10 votes.  Each share of Series B Preferred Stock shall be convertible into common shares, at any time, and/or from time to time, into the number of shares of the Corporation’s Common Stock, par value $0.00001 per share, equal to the price of the Series B Preferred Stock, divided by the par value of the Common Stock, subject to adjustment as may be determined by the Board of Directors from time-to-time (the “Conversion Rate”).

Total shares of preferred stock, Series A, issued and outstanding at June 30, 2025 and December 31, 2024 were 8 and 8, respectively.

Total shares of preferred stock, Series B, issued and outstanding at June 30, 2025 and December 31, 2024 were 450 and 450, respectively.

COMMON STOCK

The Company’s authorized capital stock consists of 2,000,000,000 shares of $0.00001 par value per share Common Stock. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

Details to the issuance of common stock is presented in Item 3, A: Issuance History.

Total shares of common stock issued and outstanding at June 30, 2025 and December 31, 2024 were 2,246,796,272 and 2,164,803,611, respectively.

WARRANTS AND OPTIONS

None

NOTE 8: RELATED PARTY TRANSACTIONS

EMPLOYMENT AND BOARD OF DIRECTOR AGREEMENTS

The Company has employment and board of director agreements with its key employees, the controlling shareholders, who are its officers and directors of the Company.

•Mr. Gabriel Martinez

On March 17, 2023, Mr. Frank Yglesias executed stock purchase agreements with HRC Holdings where HRC Holdings acquired control of North America Frac Sand, Inc. Under this stock purchase agreement, a board resolution was approved naming Mr. Gabriel Martinez as the Chairman and Chief Executive Officer. The Company approved annual compensation for Mr. Martinez of Three Hundred Thousand dollars, ($300,000) equally distributed for his services as Chief Executive Officer and his board of directors’ membership.

Amounts included in accruals represent amounts due to the officers and directors for corporate obligations under the above-mentioned agreements.  Payments on behalf of the Company and accruals made under contractual obligation are accrued. As of June 30, 2025, and December 31, 2024, accrued expenses were $693,797 and $550,000, respectively.

NOTE PAYABLE

In support of the Company’s efforts and cash requirements, it has relied on advances from the Chief Executive Officer and shareholders until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support.

During the year ending December 31, 2024, Mr. Martinez, our CEO advanced the company $500 for certain expenses. The loan is unsecured and carries a 0% APR. The note payable-related party balance at June 30, 2025 was $500 and $500 on December 31, 2024.

NOTE 9: COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 10: SUBSEQUENT EVENTS

In accordance with ASC 855-10, the company has analyzed its operations subsequent to June 30, 2025, through the date these financial statements were issued (date of filing with the OTC Markets) and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events discussed below.

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation
2.2	Articles of Amendment
2.3	By-Laws
4.1	Subscription Agreement
11.1	Consent of Milan Saha, Esq.
12.1	Opinion of Milan Saha, Esq.

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Hollywood, State of Florida, on April 1, 2026.

HAVANA ROASTERS COFFEE COMPANIES, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Gabriel Martinez

Name: Gabriel Martinez

Title: Chief Executive Officer and Chief Financial Officer

Date: April 1, 2026

SIGNATURES OF DIRECTORS:

By: /s/ Gabriel Martinez

Name: Gabriel Martinez

Title: Director/Chairman

Date: April 1, 2026

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